Exhibit XXV

June 2024 European Investment Bank Group Risk Management Disclosure Report European  Investment Bank Group

June 2024 European Investment Bank Group Risk Management Disclosure Report European Investment Bank | Group

 June 2024 European Investment Bank Group – Risk Management Disclosure Report © European Investment Bank, 2024. All rights reserved. All questions on rights and licensing should be addressed to publications@eib.org. European Investment Bank 98 -100, boulevard Konrad Adenauer L-2950 Luxembourg For further information on the EIB’s activities, please consult our website, www.eib.org. For further information on the EIF’s activities, please consult our website, www.eif.org You can also contact our Info Desk, info@eib.org. Get our e-newsletter at www.eib.org/sign-up. Published by the European Investment Bank. Disclaimer The information presented in this report has not been subject to external audit. Printed on FSC® Paper.

Table of contents 1 Introduction  1 1.1 Regulatory framework and basis of preparation  1 1.2 Key risk metrics 2 2 Capital adequacy and risk-weighted exposure amounts  4 2.1 Capital requirements 4 2.2 Own funds 8 3 Credit risk  14 3.1 Credit risk quality 14 3.2 Use of the standardised approach 20 3.3 Use of the Internal Ratings Based Approach 22 3.4 Equity risk 32 4 Counterparty credit risk  33 5 Securitisation 38 6 Leverage ratio 42 7 Liquidity risk  45 7.1 Liquidity coverage ratio (LCR) 45 7.2 Net stable funding ratio (NSFR 48 8 Market risk  50 9 Interest rate risk in the banking book  51 10 Climate risk 52 11 Appendix  57 11.1 Appendix I — Extent and frequency of disclosures 57 11.2 Appendix II — Abbreviations 59

1 Introduction 1.1 Regulatory framework and basis of preparation The EIB Group (the ‘EIBG’ or the ‘Group’) does not fall within the scope of application of the European Union (EU)’s legislation applicable to credit institutions, in particular the Capital Requirements Directive and Regulation (Directive 2013/36/EU or ‘CRD’, Regulation 575/2013 or ‘CRR’, as amended from time to time, commonly referred to as the ‘CRD/CRR package’), being the EU legal framework binding on credit institutions, financial holding companies and mixed financial holding companies. The EIB, therefore, is not legally obliged to meet the requirements of the above-mentioned Directive and Regulation. However, reflecting its statutory duty to conform with best banking practice (BBP), the EIB aims to comply both at individual and consolidated level with relevant EU banking legislative acts and guidelines, to the extent determined by its competent governing bodies and in line with the BBP Guiding Principles approved. Following on from the above, the June 2024 EIB Group Risk Management Disclosure Report (the ‘GRMDR’ or the ‘Report’) has been prepared in line with the prudential disclosure requirements as set out in Articles 431 to 455 of Part Eight of CRR1 and the related technical standards, guidelines and opinions of the European Banking Authority (‘EBA’) deemed applicable to the EIB as BBP. These disclosure requirements and the corresponding European Commission Implementing Regulation2 constitute a fundamental review of regulators’ strategy on banks’ Pillar III disclosures3. 1 Part Eight (Articles 431 to 455) of Regulation (EU) No 575/2013 of the European Parliament and of the Council, of 26 June 2013 (CRR), as subsequently amended, notably by Regulation (EU) 2019/876 of the European Parliament and of the Council, of 20 May 2019. 2 (i) Commission Implementing Regulation 2021/637 of 15 March 2021 laying down implementing technical standards with regard to public disclosures by institutions of the information referred to in Titles II and III of Part Eight of Regulation (EU) No 575/2013 of the European Parliament and of the Council and repealing Commission Implementing Regulation (EU) No 1423/2013, Commission Delegated Regulation (EU) 2015/1555, Commission Implementing Regulation (EU) 2016/200 and Commission Delegated Regulation (EU) 2017/2295 (based on EBA/ITS/2020/04), as amended by Commission Implementing Regulations (EU) 2021/1018 of 22 June 2021, (EU) 2022/631 of 13 April 2022, and (EU) 2022/2453 of 30 November 2022. . (ii) Commission Implementing Regulation (EU) 2022/631 of 13 April 2022 amending the implementing technical standards laid down in the Implementing Regulation (EU) 2021/637 as regards the disclosure of exposures to interest rate risk on positions not held in the trading book (based on EBA/ITS/2021/07); and (iii) Commission Implementing Regulation (EU) 2022/2453 of 30 November 2022 amending the implementing technical standards laid down in Implementing Regulation (EU) 2021/637 as regards the disclosure of environmental, social and governance risks (based on EBA/ITS/2022/01), jointly also referred to in the current report as “EBA ITS”. 3 The disclosure report in the context of the Basel Framework is also referred to as “Pillar III”, representing the third Basel pillar based on market discipline. Further, in this edition of the report, disclosures reflect the non-applicability of certain templates, as described in Appendix 11.1, in line with the EIB’s specificities as an EU body and supranational institution pursuant to the Treaty on the Functioning of the European Union. Accordingly, the EIB Group’s disclosures are not fully comparable to those published by EU credit institutions, financial holding companies and mixed financial holding companies, directly within the subjective scope of the CRD/CRR banking package. The EIBG consists of the European Investment Bank (the ‘EIB’ or the ‘Bank’) and the European Investment Fund (the ‘EIF’ or the ‘Fund’). For a more detailed overview of the Group entities, scope of consolidation, criteria, means and policies underlying the disclosures please refer to the December 2023 GRMDR available on the EIB website. The information provided in this report is unaudited. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures. Introduction | 1

1.2 Key risk metrics

Template EU KM1 — Key metrics template

The template below provides key metrics on capital and liquidity regulatory requirements pursuant to Article 447 of the CRR. These metrics form part of the Group's overall risk management across individual risk types, in addition to the Group's specific internal risk metrics, and consequently are integrated across the strategic planning, risk appetite framework, stress testing framework and risk reporting processes.

Disclosure requirements related to the Supervisory Review and Evaluation Process (SREP) are not included in the template as those are not applicable to the EIB.

The format and headings of the templates are consistent with the relevant European Commission Implementing Regulation as referred to in this report (notably with Commission Implementing Regulation (EU) 2021/637), adapted on the basis of the BBP Guiding Principles to reflect compatibility with the EIB's statutory framework.

		a	c	e
	Amounts are in EUR million, unless otherwise indicated	30.06.2024	31.12.2023	30.06.2023
	Available own funds (amounts)			
1	Common Equity Tier 1 (CET1) capital	80,628	79,355	77,920
2	Tier 1 capital	80,628	79,355	77,920
3	Total capital	80,628	79,355	77,920
	Risk-weighted exposure amounts			
4	Total risk-weighted exposure amount	244,048	249,247	227,370
	Capital ratios (as a percentage of risk-weighted exposure amount)			
5	Common Equity Tier 1 ratio (%)	33.0%	31.8%	34.3%
6	Tier 1 ratio (%)	33.0%	31.8%	34.3%
7	Total capital ratio (%)	33.0%	31.8%	34.3%
	Combined buffer requirement (as a percentage of risk-weighted exposure amount)			
8	Capital conservation buffer (%)	2.5%	2.5%	2.5%
EU 8a	Conservation buffer due to macro-prudential or systemic risk identified at the level of a Member State (%)	0.0%	0.0%	0.0%
9	Institution specific countercyclical capital buffer (%)	0.7%	0.6%	0.5%
	Buffer for systemic relevance (self-imposed)[4]	0.0%	1.0%	1.0%
11	Combined buffer requirement (%)	3.2%	4.1%	4.0%
EU 11a	Overall capital requirements (%)	11.2%	12.1%	12.0%
	Leverage ratio			
13	Total exposure measure	672,346	665,029	663,207
14	Leverage ratio (%)	12.0%	11.9%	11.7%
	Leverage ratio buffer and overall leverage ratio requirement (as a percentage of total exposure measure)			
EU 14e	Overall leverage ratio requirement (%)[5]	3.0%	3.5%	3.5%
	Liquidity Coverage Ratio[6]			
15	Total high-quality liquid assets (HQLA) (Weighted value - average)	53,535	60,883	76,012
EU 16a	Cash outflows – Total weighted value	36,985	35,470	33,216
EU 16b	Cash inflows – Total weighted value	24,002	16,739	13,236

[4] In line with the annual self-assessment process disciplined by the BBP Guiding Principles, the EIB Group released the self-imposed buffer for systemic relevance in 2024.

[5] Following the release of the self-imposed buffer for systemic relevance, the leverage ratio requirements have been updated accordingly in 2024.

[6] Figures related to the Liquidity Coverage Ratio are reported as averages over the last 12 months.

2 | June 2024 European Investment Bank Group Risk Management Disclosure Report

 a c e Amounts are in EUR million, unless otherwise indicated 30.06.2024 31.12.2023 30.06.2023 16 Total net cash outflows (adjusted value) 14,045 18,731 19,980 17 Liquidity coverage ratio (%) 417.6% 350.7% 420.4% Net Stable Funding Ratio 18 Total available stable funding 466,532 452,544 464,054 19 Total required stable funding 381,542 381,566 376,835 20 NSFR ratio (%) 122.3% 118.6% 123.1%  Introduction | 3

2 Capital adequacy and risk-weighted exposure amounts

2.1 Capital requirements

Template EU OV1 – Overview of total risk exposure amounts

This template presents a breakdown of the risk-weighted exposure amounts (RWEA) and own funds requirements for the different types of risk. No breakdown of the RWEA for operational risk by regulatory approach is disclosed due to the EIB Group's early adoption of the Basel standardised approach for this risk.

		Total risk exposure amount		Total own funds requirements
		a	b	c
	Amounts are in EUR million, unless otherwise indicated	30.06.2024	31.12.2023	30.06.2024
1	**Credit risk (excluding CCR)**	**195,627**	**195,357**	**15,650**
2	Of which the standardised approach	73,069	65,716	5,846
3	Of which the foundation IRB (F-IRB) approach	105,810[7]	2,208	8,465
4	Of which slotting approach	-	-	-
EU 4a	Of which equities under the simple risk weighted approach	8,023	7,924	642
5	Of which the Advanced IRB (A-IRB) approach	8,724	119,509	698
6	**Counterparty credit risk – CCR**	**5,906**	**6,142**	**472**
7	Of which the standardised approach	1,592	2,870	127
8	Of which internal model method (IMM)	-	-	-
EU 8a	Of which exposures to a CCP	12	2	1
EU 8b	Of which credit valuation adjustment – CVA	3,844	3,182	308
9	Of which other CCR	458	87	37
15	**Settlement risk**	**-**	**-**	**-**
16	**Securitisation exposures in the non-trading book (after the cap)**	**32,343**	**37,453**	**2,587**
17	Of which SEC-IRBA approach	6,651	6,407	532
18	Of which SEC-ERBA (including IAA)	6,096	6,435	488
19	Of which SEC-SA approach	19,597	24,611	1,568
EU 19a	Of which 1250%[8]	-	-	-
20	**Position, foreign exchange and commodities risks (Market risk)**	**1,583**	**1,705**	**127**
21	Of which the standardised approach	1,583	1,705	127
22	Of which IMA	-	-	-
EU 22a	**Large exposures**	**-**	**-**	**-**
23	**Operational risk**	**8,589**	**8,589**	**687**
24	**Amounts below the thresholds for deduction (subject to 250% risk weight)**	**-**	**-**	**-**
29	**Total**	**244,048**	**249,247**	**19,524**

[7] The Group reverted during 2024 to the Foundation Internal Rating Based approach (F-IRB) for most of its exposure, in anticipation of corresponding changes foreseen under CRR3. The RWEA increase in June 2024 reflects this implementation. For further details please refer to templates CR6, CR7, CR7-A and CCR4. This row also contains the exposure class “cash and other non-current assets” as per the mapping between technical standards on Pillar 3 disclosures and technical standards on supervisory reporting (v3.0) available on the EBA website (EBA mapping tool).

[8] The Group opted for deducting the exposures rather than applying a risk weight of 1250%. The amount of securitisation exposures in the banking book deducted from own funds stood at EUR 524 million, equivalent to EUR 6,550 million of RWEAs (EUR 533 million, equivalent to EUR 6,663 million of RWEAs at the end of 2023).

4 | June 2024 European Investment Bank Group Risk Management Disclosure Report

Template EU CCyB1 — Geographical distribution of credit exposures relevant for the calculation of the countercyclical buffer

The following template presents a geographical breakdown of the relevant EIB Group exposures for the calculation of the countercyclical buffer. In line with the Commission Delegated Regulation 1152/2014, total exposures considered for the calculation of the countercyclical buffer are allocated to countries on an immediate obligor basis (that is, not taking into account the substitution effect of credit risk mitigation (CRM) instruments).

		a	b	c	d	e	f	g	h	i	j	k	l	m
		General credit exposures		Relevant credit exposures – Market risk		Securitisation exposures Exposure value for non-trading book	Total exposure value	Own fund requirements				Risk-weighted exposure amounts	Own fund require-ments weights (%)	Counter-cyclical buffer rate (%)
Amounts are in EUR million, unless otherwise indicated		Exposure value under the standardised approach	Exposure value under the IRB approach	Sum of long and short positions of trading book	Value of trading book exposure for			Relevant credit risk exposure – Credit risk	Relevant credit exposures – Market risk	Relevant credit exposures – Securitisation positions in	Total			
10	**Breakdown by country:**													
	Australia	-	2	-	-	-	2	0	-	-	0	0	0.0%	1.0%
	Austria	70	2,879	-	-	80	3,029	137	-	9	146	1,826	1.0%	0.0%
	Azerbaijan	-	12	-	-	-	12	2	-	-	2	20	0.0%	0.0%
	Belgium	136	3,187	-	-	-	3,323	135	-	-	135	1,682	1.0%	0.5%
	Bolivia	-	57	-	-	-	57	2	-	-	2	26	0.0%	0.0%
	Brazil	-	579	-	-	-	579	37	-	-	37	457	0.3%	0.0%
	Bulgaria	41	13	-	-	498	552	3	-	72	76	947	0.5%	2.0%
	Canada	-	20	-	-	-	20	1	-	-	1	10	0.0%	0.0%
	Cayman Islands	146	-	-	-	-	146	146	-	-	146	1,822	1.0%	0.0%
	Chile	-	674	-	-	-	674	20	-	-	20	249	0.1%	0.5%
	Costa Rica	1	-	-	-	-	1	0	-	-	0	2	0.0%	0.0%
	Côte d'Ivoire	-	67	-	-	-	67	9	-	-	9	114	0.1%	0.0%
	Croatia	4	101	-	-	-	105	7	-	-	7	87	0.1%	1.5%
	Cyprus	-	10	-	-	-	10	3	-	-	3	36	0.0%	1.0%
	Czechia	76	2,104	-	-	-	2,180	112	-	-	112	1,403	0.8%	1.8%
	Denmark	509	2,612	-	-	-	3,121	201	-	-	201	2,518	1.4%	2.5%
	Dominican Republic	-	9	-	-	-	9	1	-	-	1	14	0.0%	0.0%
	Egypt	-	340	-	-	-	340	24	-	-	24	301	0.2%	0.0%
	Estonia	51	476	-	-	-	528	37	-	-	37	463	0.3%	1.5%
	Finland	329	2,681	-	-	-	3,010	185	-	-	185	2,317	1.3%	0.0%

Capital adequacy and risk-weighted exposure amounts | 5

	France	3,120	14,499	-	-	675	18,294	1,224	-	245	1,469	18,365	10.5%	1.0%
	Georgia	-	222	-	-	-	222	22	-	-	22	270	0.2%	0.0%
	Germany	1,059	17,064	-	-	325	18,448	866	-	138	1,004	12,548	7.2%	0.8%
	Greece	166	590	-	-	-	757	66	-	-	66	824	0.5%	0.0%
	Guernsey	172	0	-	-	-	172	88	-	-	88	1,096	0.6%	0.0%
	Honduras	-	7	-	-	-	7	0	-	-	0	3	0.0%	0.0%
	Hungary	6	611	-	-	-	617	25	-	-	25	316	0.2%	0.0%
	Iceland	5	427	-	-	-	433	17	-	-	17	215	0.1%	2.5%
	Ireland	399	1,971	-	-	395	2,765	155	-	6	161	2,019	1.2%	1.5%
	Israel	18	1,561	-	-	-	1,579	107	-	-	107	1,333	0.8%	0.0%
	Italy	926	23,940	-	-	2,817	27,683	1,083	-	371	1,454	18,169	10.4%	0.0%
	Japan	-	57	-	-	-	57	1	-	-	1	11	0.0%	0.0%
	Jersey	339	3	-	-	-	342	227	-	-	227	2,833	1.6%	0.0%
	Jordan	-	398	-	-	-	398	48	-	-	48	596	0.3%	0.0%
	Kazakhstan	-	91	-	-	-	91	7	-	-	7	82	0.0%	0.0%
	Kenya	-	108	-	-	-	108	14	-	-	14	175	0.1%	0.0%
	Latvia	3	225	-	-	-	228	9	-	-	9	107	0.1%	0.0%
	Lithuania	14	453	-	-	-	468	19	-	-	19	238	0.1%	1.0%
	Luxembourg	7,944	7,016	-	-	56,265	71,225	2,764	-	808	3,571	44,642	25.6%	0.5%
	Malta	-	12	-	-	-	12	1	-	-	1	13	0.0%	0.0%
	Mauritania	-	37	-	-	-	37	7	-	-	7	86	0.0%	0.0%
	Mauritius	429	140	-	-	-	569	188	-	-	188	2,355	1.3%	0.0%
	Mexico	-	82	-	-	-	82	20	-	-	20	249	0.1%	0.0%
	Moldova	-	98	-	-	-	98	11	-	-	11	140	0.1%	0.0%
	Mongolia	-	18	-	-	-	18	2	-	-	2	29	0.0%	0.0%
	Montenegro	-	31	-	-	-	31	4	-	-	4	52	0.0%	0.0%
	Morocco	-	227	-	-	-	227	19	-	-	19	238	0.1%	0.0%
	Mozambique	-	8	-	-	-	8	1	-	-	1	18	0.0%	0.0%
	Netherlands	947	11,134	-	-	570	12,651	514	-	19	533	6,662	3.8%	2.0%
	Nigeria	-	42	-	-	-	42	7	-	-	7	83	0.0%	0.0%

6 | June 2024 European Investment Bank Group Risk Management Disclosure Report

	Norway	44	756	-	-	-	800	36	-	-	36	456	0.3%	2.5%
	Palestine	-	10	-	-	-	10	1	-	-	1	18	0.0%	0.0%
	Poland	4	6,688	-	-	944	7,635	219	-	112	331	4,132	2.4%	0.0%
	Portugal	46	2,725	-	-	694	3,465	105	-	87	192	2,395	1.4%	0.0%
	Romania	-	359	-	-	729	1,088	21	-	107	128	1,604	0.9%	1.0%
	Rwanda	-	53	-	-	-	53	7	-	-	7	84	0.0%	0.0%
	Senegal	-	8	-	-	-	8	1	-	-	1	16	0.0%	0.0%
	Serbia	-	55	-	-	-	55	2	-	-	2	21	0.0%	0.0%
	Singapore	35	-	-	-	-	35	35	-	-	35	434	0.2%	0.0%
	Slovakia	-	132	-	-	-	132	6	-	-	6	71	0.0%	1.5%
	Slovenia	16	222	-	-	-	238	12	-	-	12	156	0.1%	0.5%
	South Africa	188	17	-	-	-	205	79	-	-	79	990	0.6%	0.0%
	Spain	923	16,833	-	-	4,001	21,757	756	-	595	1,351	16,889	9.7%	0.0%
	Sweden	478	5,449	-	-	-	5,927	302	-	-	302	3,771	2.2%	2.0%
	Switzerland	-	1,143	-	-	-	1,143	28	-	-	28	349	0.2%	0.0%
	Tanzania	-	250	-	-	-	250	35	-	-	35	432	0.2%	0.0%
	Togo	-	75	-	-	-	75	10	-	-	10	129	0.1%	0.0%
	Tunisia	-	72	-	-	-	72	6	-	-	6	78	0.0%	0.0%
	Türkiye	-	449	-	-	164	613	29	-	17	46	577	0.3%	0.0%
	Uganda	-	56	-	-	-	56	8	-	-	8	97	0.1%	0.0%
	Ukraine	-	222	-	-	-	222	-	-	-	-	-	0.0%	0.0%
	United Kingdom	760	15,210	-	-	-	15,970	989	-	-	989	12,363	7.1%	2.0%
	United States	91	323	-	-	-	414	98	-	-	98	1,224	0.7%	0.0%
	Uzbekistan	-	105	-	-	-	105	11	-	-	11	137	0.1%	0.0%
	Venezuela	-	133	-	-	-	133	4	-	-	4	44	0.0%	0.0%
	Zambia	-	8	-	-	-	8	1	-	-	1	18	0.0%	0.0%
020	**Total**	19,494	148,249			68,156	235,899	11,376	-	2,587	13,964	174,546	100.0%	

Capital adequacy and risk-weighted exposure amounts | 7

Template EU CCyB2 — Amount of institution-specific countercyclical capital buffer

	Amounts are in EUR million, unless otherwise indicated	a
1	Total risk exposure amount	244,048
2	Institution specific countercyclical capital buffer rate	0.66%
3	Institution specific countercyclical capital buffer requirement	1,606

2.2 Own funds

Template EU CC1 — Composition of regulatory own funds

The template provides a detailed breakdown of the composition of the regulatory own funds reconciled with the unaudited financial statements of the Group under EU-AD. The template also includes an overview of the prudential filters and regulatory deductions considered in the calculation of the regulatory own funds as detailed beforehand.

		a	b
	Amounts are in EUR million, unless otherwise indicated	**Amounts**	**Source based on reference numbers/letters of the balance sheet under the regulatory scope of consolidation**
	Common Equity Tier 1 (CET1) capital: instruments and reserves		
1	Capital instruments and the related share premium accounts	21,871	L.7. minus A.11.
	of which: Subscribed capital	21,871	L.7. minus A.11.
2	Retained earnings	44,384	L.8.a plus L.8.b
3	Accumulated other comprehensive income (and other reserves)	12,666	L.8.c
EU-3a	Funds for general banking risk	2,281	L.8.d
4	Amount of qualifying items referred to in Article 484 (3) CRR and the related share premium accounts subject to phase out from CET1	-	
5	Minority interests (amount allowed in consolidated CET1)	-	
EU-5a	Independently reviewed interim profits net of any foreseeable charge or dividend[9]	1,564	L.9.
6	**Common Equity Tier 1 (CET1) capital before regulatory adjustments**	**82,766**	
	Common Equity Tier 1 (CET1) capital: regulatory adjustments		
7	Additional value adjustments (negative amount)	-94	
8	Intangible assets (net of related tax liability) (negative amount)	-119	A.8.
10	Deferred tax assets that rely on future profitability excluding those arising from temporary differences (net of related tax liability where the conditions in Article 38 (3) CRR are met) (negative amount)	-	
11	Fair value reserves related to gains or losses on cash flow hedges of financial instruments that are not valued at fair value	-	
12	Negative amounts resulting from the calculation of expected loss amounts	-1,140	
13	Any increase in equity that results from securitised assets (negative amount)	-	
14	Gains or losses on liabilities valued at fair value resulting from changes in own credit standing	-	
15	Defined-benefit pension fund assets (negative amount)	-	

[9] Financial data used in the production of this quantitative template are based on the unaudited semi-annual financial statements of the Group under EU-AD as of 30.06.2024.

8 | June 2024 European Investment Bank Group Risk Management Disclosure Report

16	Direct, indirect and synthetic holdings by an institution of own CET1 instruments (negative amount)	-	
17	Direct, indirect and synthetic holdings of the CET1 instruments of financial sector entities where those entities have reciprocal cross holdings with the institution designed to inflate artificially the own funds of the institution (negative amount)	-	
18	Direct, indirect and synthetic holdings by the institution of the CET1 instruments of financial sector entities where the institution does not have a significant investment in those entities (amount above 10% threshold and net of eligible short positions) (negative amount)	-	
19	Direct, indirect and synthetic holdings by the institution of the CET1 instruments of financial sector entities where the institution has a significant investment in those entities (amount above 10% threshold and net of eligible short positions) (negative amount)	-	
EU-20a	Exposure amount of the following items which qualify for a RW of 1250%, where the institution opts for the deduction alternative	-524	
EU-20b	of which: qualifying holdings outside the financial sector (negative amount)	-	
EU-20c	of which: securitisation positions (negative amount)	-524	
EU-20d	of which: free deliveries (negative amount)	-	
21	Deferred tax assets arising from temporary differences (amount above 10% threshold, net of related tax liability where the conditions in Article 38 (3) CRR are met) (negative amount)	-	
22	Amount exceeding the 17.65% threshold (negative amount)	-	
23	of which: direct, indirect and synthetic holdings by the institution of the CET1 instruments of financial sector entities where the institution has a significant investment in those entities	-	
25	of which: deferred tax assets arising from temporary differences	-	
EU-25a	Losses for the current financial year (negative amount)	-	
EU-25b	Foreseeable tax charges relating to CET1 items except where the institution suitably adjusts the amount of CET1 items insofar as such tax charges reduce the amount up to which those items may be used to cover risks or losses (negative amount)	-	
27	Qualifying AT1 deductions that exceed the AT1 items of the institution (negative amount)	-	
27a	Other regulatory adjustments to CET1 capital *(including IFRS 9 transitional adjustments when relevant)*	-261	
28	**Total regulatory adjustments to Common Equity Tier 1 (CET1)**	**-2,138**	
29	**Common Equity Tier 1 (CET1) capital**	**80,628**	
	Additional Tier 1 (AT1) capital: instruments		
30	Capital instruments and the related share premium accounts	-	
31	of which: classified as equity under applicable accounting standards	-	
32	of which: classified as liabilities under applicable accounting standards	-	
33	Amount of qualifying items referred to in Article 484 (4) CRR and the related share premium accounts subject to phase out from AT1 as described in Article 486(3) CRR	-	
EU-33a	Amount of qualifying items referred to in Article 494a(1) CRR subject to phase out from AT1	-	

Capital adequacy and risk-weighted exposure amounts | 9

EU-33b	Amount of qualifying items referred to in Article 494b(1) CRR subject to phase out from AT1	-	
34	Qualifying Tier 1 capital included in consolidated AT1 capital (including minority interests not included in row 5) issued by subsidiaries and held by third parties	-	
35	of which: instruments issued by subsidiaries subject to phase out	-	
36	**Additional Tier 1 (AT1) capital before regulatory adjustments**		
	Additional Tier 1 (AT1) capital: regulatory adjustments		
37	Direct, indirect and synthetic holdings by an institution of own AT1 instruments (negative amount)	-	
38	Direct, indirect and synthetic holdings of the AT1 instruments of financial sector entities where those entities have reciprocal cross holdings with the institution designed to inflate artificially the own funds of the institution (negative amount)	-	
39	Direct, indirect and synthetic holdings of the AT1 instruments of financial sector entities where the institution does not have a significant investment in those entities (amount above 10% threshold and net of eligible short positions) (negative amount)	-	
40	Direct, indirect and synthetic holdings by the institution of the AT1 instruments of financial sector entities where the institution has a significant investment in those entities (net of eligible short positions) (negative amount)	-	
42	Qualifying T2 deductions that exceed the T2 items of the institution (negative amount)	-	
42a	Other regulatory adjustments to AT1 capital	-	
43	**Total regulatory adjustments to Additional Tier 1 (AT1) capital**	**-**	
44	**Additional Tier 1 (AT1) capital**	**-**	
45	**Tier 1 capital (T1 = CET1 + AT1)**	**80,628**	
	Tier 2 (T2) capital: instruments		
46	Capital instruments and the related share premium accounts	-	
47	Amount of qualifying items referred to in Article 484 (5) CRR and the related share premium accounts subject to phase out from T2 as described in Article 486(4) CRR	-	
EU-47a	Amount of qualifying items referred to in Article 494a (2) CRR subject to phase out from T2	-	
EU-47b	Amount of qualifying items referred to in Article 494b (2) CRR subject to phase out from T2	-	
48	Qualifying own funds instruments included in consolidated T2 capital (including minority interests and AT1 instruments not included in rows 5 or 34) issued by subsidiaries and held by third parties	-	
49	of which: instruments issued by subsidiaries subject to phase out	-	
50	Credit risk adjustments	-	
51	**Tier 2 (T2) capital before regulatory adjustments**	**-**	
	Tier 2 (T2) capital: regulatory adjustments		
52	Direct, indirect and synthetic holdings by an institution of own T2 instruments and subordinated loans (negative amount)	-	

10 | **June 2024 European Investment Bank Group Risk Management Disclosure Report**

53	Direct, indirect and synthetic holdings of the T2 instruments and subordinated loans of financial sector entities where those entities have reciprocal cross holdings with the institution designed to inflate artificially the own funds of the institution (negative amount)	-	
54	Direct, indirect and synthetic holdings of the T2 instruments and subordinated loans of financial sector entities where the institution does not have a significant investment in those entities (amount above 10% threshold and net of eligible short positions) (negative amount)	-	
55	Direct, indirect and synthetic holdings by the institution of the T2 instruments and subordinated loans of financial sector entities where the institution has a significant investment in those entities (net of eligible short positions) (negative amount)	-	
EU-56a	Qualifying eligible liabilities deductions that exceed the eligible liabilities items of the institution (negative amount)	-	
EU-56b	Other regulatory adjustments to T2 capital	-	
57	**Total regulatory adjustments to Tier 2 (T2) capital**	**-**	
58	**Tier 2 (T2) capital**	**-**	
59	**Total capital (TC = T1 + T2)**	**80,628**	
60	**Total Risk exposure amount**	**244,048**	
Capital ratios and requirements including buffers			
61	Common Equity Tier 1 capital	33.0%	
62	Tier 1 capital	33.0%	
63	Total capital	33.0%	
64	Institution CET1 overall capital requirement	7.7%	
65	of which: capital conservation buffer requirement	2.5%	
66	of which: countercyclical buffer requirement	0.7%	
67	of which: buffer for systemic relevance (self-imposed)	0.0%	
68	**Common Equity Tier 1 capital (as a percentage of risk exposure amount) after meeting the minimum capital requirements**	**25.4%**	
Amounts below the thresholds for deduction (before risk weighting)			
72	Direct and indirect holdings of own funds and eligible liabilities of financial sector entities where the institution does not have a significant investment in those entities (amount below 10% threshold and net of eligible short positions)	870	
73	Direct and indirect holdings by the institution of the CET1 instruments of financial sector entities where the institution has a significant investment in those entities (amount below 17.65% thresholds and net of eligible short positions)	-	
75	Deferred tax assets arising from temporary differences (amount below 17.65% threshold, net of related tax liability where the conditions in Article 38 (3) CRR are met)	-	
Applicable caps on the inclusion of provisions in Tier 2			
76	Credit risk adjustments included in T2 in respect of exposures subject to standardised approach (prior to the application of the cap)	-	
77	Cap on inclusion of credit risk adjustments in T2 under standardised approach	914	

Capital adequacy and risk-weighted exposure amounts | 11

78 Credit risk adjustments included in T2 in respect of exposures subject to internal ratings-based approach (prior to the application of the cap) - 79 Cap for inclusion of credit risk adjustments in T2 under internal ratings-based approach 748 Capital instruments subject to phase-out arrangements (only applicable between 1 Jan 2014 and 1 Jan 2022) 80 Current cap on CET1 instruments subject to phase out arrangements - 81 Amount excluded from CET1 due to cap (excess over cap after redemptions and maturities) - 82 Current cap on AT1 instruments subject to phase out arrangements - 83 Amount excluded from AT1 due to cap (excess over cap after redemptions and maturities) - 84 Current cap on T2 instruments subject to phase out arrangements - 85 Amount excluded from T2 due to cap (excess over cap after redemptions and maturities) -  12 | June 2024 European Investment Bank Group Risk Management Disclosure Report

Template EU CC2 — Reconciliation of regulatory own funds to balance sheet in the published financial statements

The template provides a detailed breakdown of the composition of the regulatory own funds reconciled with the unaudited financial statements of the Group under EU-AD. There are no differences between the respective scopes and methods used for consolidation.

		a - b	c
		Balance sheet as in published financial statements and under regulatory scope of consolidation	**Reference**
Amounts are in EUR million, unless otherwise indicated		30.06.2024	
Assets — ***Breakdown by asset classes according to the balance sheet in the published financial statements***			
A.1.	Cash in hand, balances with central banks and post office banks	215	-
A.2.	Treasury bills and other bills eligible for refinancing with central banks	41,420	-
A.3.	Loans and advances to credit institutions	139,057	-
A.4.	Loans and advances to customers	337,831	-
A.5.	Debt securities including fixed-income securities	11,580	-
A.6.	Shares and other variable-yield securities	11,580	-
A.7.	Participating interests	531	-
A.8.	Intangible assets	119	8
A.9.	Tangible assets	301	-
A.10.	Other assets	302	-
A.11.	Subscribed capital and reserves, called but not paid	320	1
A.12.	Prepayments and accrued income	16,253	-
A.13.	**Total assets**	**559,509**	**-**
Liabilities — ***Breakdown by liability classes according to the balance sheet in the published financial statements***			
L.1.	Amounts owed to credit institutions	1,680	-
L.2.	Amounts owed to customers	1,456	-
L.3.	Debts evidenced by certificates	444,746	-
L.4.	Other liabilities	4,408	-
L.5.	Accruals and deferred income	17,090	-
L.6.	Provisions	5,386	-
L.7.	Subscribed capital	22,191	1
L.8.	Reserves	59,331	-
L.8.a	Reserve fund	24,880	2
L.8.b	Additional reserves	19,505	2
L.8.c	Special activities reserve	12,666	3
L.8.d	General loan reserve	2,281	EU-3a
L.9.	Profit for the financial year	1,564	EU-5a
L.10.	Equity attributable to minority interest	1,657	-
L.11.	**Total liabilities**	**559,509**	**-**

Capital adequacy and risk-weighted exposure amounts | 13

3 Credit risk

3.1 Credit risk quality[10]

Template EU CR1 — Performing and non-performing exposures and related provisions

The template below shows a breakdown of the performing and non-performing exposures and related provisions by product and counterparty type.

		a	d	g	j	m
		Gross carrying amount/nominal amount		Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions		Accumulated partial write-off
Amounts are in EUR million, unless otherwise indicated		Performing exposures	Non-performing exposures	Performing exposures — accumulated impairment and provisions	Non-performing exposures — accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions	
005	**Cash balances at central banks and other demand deposits**	**1,457**	**-**	**-**	**-**	**-**
010	**Loans and advances**	**471,870**	**3,205**	**-0**	**-452**	**-15**
020	Central banks	22,201	-	-	-	-
030	General governments	111,420	418	-	-	-
040	Credit institutions	91,744	192	-	-2	-
050	Other financial corporations	29,936	-	-	-	-
060	Non-financial corporations	216,568	2,595	-0	-451	-15
070	*Of which SMEs*	-	-	-	-	-
080	Households	-	-	-	-	-
090	**Debt securities**	**52,993**	**7**	-	-	-
100	Central banks	19	-	-	-	-
110	General governments	19,583	-	-	-	-
120	Credit institutions	17,356	-	-	-	-
130	Other financial corporations	11,009	7	-	-	-
140	Non-financial corporations	5,026	-	-	-	-
150	**Off-balance-sheet exposures**	**155,300**	**1,451**	**-90**	**-9**	-
160	Central banks	221	-	-	-	-
170	General governments	43,340	994	-	-	-
180	Credit institutions	41,394	93	-85	-0	-
190	Other financial corporations	16,867	10	-4	-9	-
200	Non-financial corporations	53,477	354	-1	-	-
210	Households	-	-	-	-	-
220	**Total**	**681,619**	**4,663**	**-90**	**-462**	**-15**

10 The set of templates under this section has been prepared pursuant to Article 442 of the CRR and the related EBA ITS, as adopted by the European Commission. Exposures under Impact Finance Mandates (further details and the related definition of Impact Finance Mandates can be found in the December 2023 GRMDR available on the EIB website) have been excluded from the NPE disclosure templates. Accrued interest on loans and advances and debt securities are not included in the gross carrying amounts disclosed.

14 | June 2024 European Investment Bank Group Risk Management Disclosure Report

Template EU CR1-A — Maturity of exposures

This template provides a maturity breakdown of the loans and advances and debt securities portfolio of the Group based on the residual maturity of the instrument.

		a	b	c	d	e	f
		Net exposure value					
Amounts are in EUR million, unless otherwise indicated		On demand	<= 1 year	> 1 year <= 5 years	> 5 years	No stated maturity	Total
1	Loans and advances	-	62,345	74,571	337,707	-	474,623
2	Debt securities	-	20,426	17,140	15,434	-	53,000
3	**Total**	**-**	**82,771**	**91,711**	**353,141**	**-**	**527,623**

Template EU CR2 — Changes in the stock of non-performing loans and advances

The following template displays information on the changes in the stock of non-performing loans from the end of 2023 to the current reporting period.

		a
Amounts are in EUR million, unless otherwise indicated		Gross carrying amount
010	**Initial stock of non-performing loans and advances**	**3,051**
020	Inflows to non-performing portfolios	620
030	Outflows from non-performing portfolios	-466
040	Outflows due to write-offs	-8
050	Outflow due to other situations	-458
060	**Final stock of non-performing loans and advances**	**3,205**

Template EU CQ4 — Quality of non-performing exposures by geography

This template displays a geographical breakdown of the Group's debt portfolio. Columns b) and d) are not disclosed as the Group's NPL ratio is below 5%. For further details on the EIB Group's definition of default, please refer to the December 2023 GRMDR available on the EIB website.

All EU Member States are separately reported in the template and only non-EU countries to which the EIB Group has a total exposure in excess of EUR 10 billion are separately reported in the template.

		a	c	e	f	g
		Gross carrying/nominal amount		Accumulated impairment	Provisions on off-balance-sheet commitments and financial guarantees given	Accumulated negative changes in fair value due to credit risk on non-performing exposures
Amounts are in EUR million, unless otherwise indicated			Of which defaulted			
010	**On-balance-sheet exposures**	**528,075**	**3,212**	**-452**		**-**
	France	68,923	283	-33		-
	Spain	66,539	153	-0		-
	Italy	62,032	104	-2		-
	Poland	37,943	277	-108		-
	Germany	37,732	342	-103		-
	United Kingdom	30,659	498	-63		-
	Luxembourg	29,026	30	-12		-
	Netherlands	17,157	82	-1		-

Credit risk | 15

Finland 16,397 18 -14 - Belgium 14,010 - - - Austria 13,934 37 -8 - Greece 13,767 107 -15 - Sweden 10,628 188 -4 - Portugal 10,272 12 -1 - Hungary 7,721 - - - Ireland 6,362 80 -38 - Czechia 5,416 - - - Romania 4,638 - - - Denmark 3,864 - - - Slovakia 3,315 - - - Lithuania 2,738 - - - Croatia 2,633 - - - Slovenia 1,938 - - - Cyprus 1,881 1 - - Bulgaria 1,805 15 -3 - Estonia 1,435 29 -0 - Latvia 792 - - - Malta 298 - - - Other countries 54,220 955 -47 - 080 Off-balance-sheet exposures 156,751 1,451 -99 Luxembourg 23,271 76 -74 France 17,683 36 -0 Spain 14,389 5 -1 Germany 12,263 8 -1 Italy 11,424 10 -11 Poland 9,291 40 -0 Greece 5,545 - -1 Netherlands 4,537 70 - Romania 4,225 - -1 Belgium 4,093 - - Czechia 3,453 - - Sweden 2,631 - - Portugal 2,234 - -2 Ireland 1,930 - -0 Austria 1,757 - -0 Finland 1,395 - -2 Denmark 1,171 - - Bulgaria 1,023 - -1 Estonia 1,017 - - Croatia 795 - -1  16 | June 2024 European Investment Bank Group Risk Management Disclosure Report

Cyprus 744 - - Hungary 717 - - Lithuania 416 - - United Kingdom 377 - -3 Slovenia 319 - - Latvia 168 - - Malta 129 - -0 Slovakia 82 - - Other countries 29,672 1,207 -0 150 Total 684,826 4,663 -452 -99  Credit risk | 17

Template EU CQ5 — Credit quality of loans and advances to non-financial corporations by industry

This template shows a sector breakdown of the Group's portfolio of loans to corporates based on the borrower's NACE code. Columns b) and d) are not disclosed as the Group's NPL ratio is below 5%.

		a	c	e	f
		Gross carrying amount		Accumulated impairment	Accumulated negative changes in fair value due to credit risk on non-performing exposures
Amounts are in EUR million, unless otherwise indicated			Of which defaulted		
010	Agriculture, forestry and fishing	389	15	-	-
020	Mining and quarrying	2,233	103	-	-
030	Manufacturing	18,349	658	-118	-
040	Electricity, gas, steam and air conditioning supply	43,122	268	-9	-
050	Water supply	15,325	224	-14	-
060	Construction	9,382	270	-129	-
070	Wholesale and retail trade	1,410	13	-1	-
080	Transport and storage	60,729	448	-59	-
090	Accommodation and food service activities	35	-	-	-
100	Information and communication	8,379	83	-14	-
110	Financial and insurance activities	20,605	84	-0	-
120	Real estate activities	9,910	-	-	-
130	Professional, scientific and technical activities	13,181	221	-52	-
140	Administrative and support service activities	1,604	-	-	-
150	Public administration and defence, compulsory social security	4,978	-	-	-
160	Education	3,785	92	-42	-
170	Human health services and social work activities	5,416	119	-13	-
180	Arts, entertainment and recreation	9	-	-	-
190	Other services	323	-	-	-
200	**Total**	**219,164**	**2,595**	**-451**	-

18 | June 2024 European Investment Bank Group Risk Management Disclosure Report

Template EU CQ1 — Credit quality of forborne exposures

This template presents an overview of the forborne exposures of the Group with a split between performing and non-performing exposures and related provisions by product and counterparty.

		a	b	c	d	e	f
		Gross carrying amount/nominal amount of exposures with forbearance measures				**Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions**	
		Performing forborne	**Non-performing forborne**			**On performing forborne exposures**	**On non-performing forborne exposures**
Amounts are in EUR million, unless otherwise indicated				Of which defaulted	Of which impaired		
005	Cash balances at central banks and other demand deposits	-	-	-	-	-	-
010	**Loans and advances**	**1,489**	**1,598**	**1,598**	**935**	**-**	**-284**
020	*Central banks*	-	-	-	-	-	-
030	*General governments*	110	29	29	-	-	-
040	*Credit institutions*	1	188	188	3	-	-2
050	*Other financial corporations*	-	-	-	-	-	-
060	*Non-financial corporations*	1,378	1,380	1,380	932	-	-282
070	*Households*	-	-	-	-	-	-
080	**Debt securities**	**-**	**7**	**7**	**-**	**-**	**-**
090	**Loan commitments given**	**86**	**2**	**2**	**-**	**-0**	**-0**
100	**Total**	**1,575**	**1,607**	**1,607**	**935**	**-0**	**-284**

Credit risk | 19

3.2 Use of the standardised approach

Template EU CR4 — Standardised approach — Credit risk exposure and CRM effects

This template presents an overview of the EIB Group's exposures under the standardised approach for which the Group applies fixed risk weights from the CRR instead of its own internal estimation of credit risk parameters for the calculation of regulatory capital requirements. Amounts are in EUR million, unless otherwise indicated. The Group makes limited use of the standardised approach, including primarily the Group's strategic equity investment in the European Bank for Reconstruction and Development ('EBRD'). Investments in collective investment undertakings ('CIUs') treated under the look-through, mandate based or fall-back approach in accordance with Article 152 of the CRR are reported in this template and in the template CR5 below.

		Exposures before CCF and before CRM		Exposures post CCF and post CRM		RWAs and RWAs density	
		On-balance-sheet exposures	Off-balance-sheet exposures	On-balance-sheet exposures	Off-balance-sheet amount	RWEAs	RWEAs density (%)
Exposure classes		a	b	c	d	e	f
1	Central governments or central banks	-	-	-	-	-	0.0%
2	Regional government or local authorities	-	-	-	-	-	0.0%
3	Public sector entities	-	15	-	8	8	100.0%
4	Multilateral development banks	-	-	-	-	-	0.0%
5	International organisations	-	-	-	-	-	0.0%
6	Institutions	-	-	-	-	-	0.0%
7	Corporates	-	2,457	-	1,242	1,242	100.0%
8	Retail	-	-	-	-	-	0.0%
9	Secured by mortgages on immovable property	-	-	-	-	-	0.0%
10	Exposures in default	-	-	-	-	-	0.0%
11	Exposures associated with particularly high risk	-	-	-	-	-	0.0%
12	Covered bonds	-	-	-	-	-	0.0%
13	Institutions and corporates with a short-term credit assessment	-	-	-	-	-	0.0%
14	Collective investment undertakings	11,352	9,277	9,272	8,111	70,950	408.2%
15	Equity	158	713	158	713	870	100.0%
16	Other items	-	-	-	-	-	0.0%
17	**TOTAL**	**11,510**	**12,461**	**9,429**	**10,073**	**73,069**	**374.7%**

20 | June 2024 European Investment Bank Group Risk Management Disclosure Report

Template EU CR5 — Standardised approach

This template shows a breakdown of the EIB Group's exposures under the standardised approach by regulatory exposure class and risk weights. The category "Others" (column o) contains CIUs that are treated according to a mix of standardised risk weights and simple risk weights as per Article 152 (4) and (5) [11]. Amounts are in EUR million, unless otherwise indicated.

		Risk weight															Total	Of which unrated
		0%	2%	4%	10%	20%	35%	50%	70%	75%	100%	150%	250%	370%	1250%	Others		
	Exposure classes	a	b	c	d	e	f	g	h	i	j	k	l	m	n	o	p	q
1	Central governments and central banks	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2	Regional government or local authorities	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
3	Public sector entities	-	-	-	-	-	-	-	-	-	8	-	-	-	-	-	8	8
4	Multilateral development banks	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
5	International organisations	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6	Institutions	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
7	Corporates	-	-	-	-	-	-	-	-	-	1,242	-	-	-	-	-	1,242	1,242
8	Retail exposures	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
9	Exposures secured by mortgages on immovable property	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
10	Exposures in default	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
11	Exposures associated with particularly high risk	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
12	Covered bonds	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
13	Exposures to institutions and corporates with a short-term credit assessment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
14	Units or shares in collective investment undertakings	-	-	-	-	-	-	-	-	-	-	-	-	-	1,798	15,585	17,382	17,382
15	Equity exposures	-	-	-	-	-	-	-	-	-	870	-	-	-	-	-	870	870
16	Other items	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
17	**TOTAL**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**2,120**	**-**	**-**	**-**	**1,798**	**15,585**	**19,502**	**19,502**

[11] Including those CIUs that do not qualify as equity holdings in insurance companies pursuant to Article 471 of the CRR with a resulting risk weight of 370%.

Credit risk | 21

3.3 Use of the Internal Ratings Based Approach

Template EU CR6 — IRB approach — Credit risk exposures by exposure class and PD range

The templates below display a breakdown of the EIBG portfolio under IRB for specific regulatory exposure classes. In line with the correspondent EBA ITS, exposures are reported in columns a) to d) and g) before credit risk mitigation and in columns e) to f) and h) to m) taking into consideration the substitution effect of credit protection received. CIU investments and securitisation tranches guaranteed by sovereigns or supranational organisations are excluded from the templates. From this edition of the report, the templates below also contain the exposures by exposure class and PD range under F-IRB.

Internally unrated counterparties are included under the "100 (Default)" PD bucket. Amounts are in EUR million, unless otherwise indicated.

A-IRB	PD range	On-balance sheet exposures	Off-balance-sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years)	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
	a	b	c	d	e	f	g	h	i	j	k	l	m
Central governments and central banks													
	0.00 to <0.15	70,606	11,964	75.0%	135,169	0.1%	28	0.0%	4	-	-	-	-
	0.00 to <0.10	48,805	10,198	75.0%	105,744	0.1%	25	0.0%	4	-	-	-	-
	0.10 to <0.15	21,801	1,765	75.0%	29,426	0.1%	3	0.0%	3	-	-	-	-
	0.15 to <0.25	-	-	-	-	-	-	-	-	-	-	-	-
	0.25 to <0.50	9,754	4,734	75.0%	17,836	0.2%	2	0.0%	4	-	-	-	-
	0.50 to <0.75	-	-	-	-	-	-	-	-	-	-	-	-
	0.75 to <2.50	-	-	-	4,452	0.2%	-	0.0%	4	-	-	-	-
	0.75 to <1.75	-	-	-	3,682	0.2%	-	0.0%	4	-	-	-	-
	1.75 to <2.5	-	-	-	771	0.2%	-	0.0%	4	-	-	-	-
	2.50 to <10	-	-	-	4,267	0.2%	-	0.0%	5	-	-	-	-
	2.50 to <5	-	-	-	1,148	0.2%	-	0.0%	5	-	-	-	-
	5 to <10	-	-	-	3,119	0.2%	-	0.0%	5	-	-	-	-
	10 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <20	-	-	-	-	-	-	-	-	-	-	-	-
	20 to <30	-	-	-	-	-	-	-	-	-	-	-	-
	30 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	100 (Default)	-	-	-	4,492	0.0%	-	0.0%	5	-	-	-	-1
Sub-total central governments and central banks		**80,360**	**16,698**	**75.0%**	**166,216**	**0.1%**	**30**	**0.0%**	**4**	**-**	**-**	**-**	-1

22 | June 2024 European Investment Bank Group Risk Management Disclosure Report

A-IRB	PD range	On-balance sheet exposures	Off-balance sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years)	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
	a	b	c	d	e	f	g	h	i	j	k	l	m
Corporates — Specialised lending													
	0.00 to <0.15	8,419	1,698	75.8%	7,755	0.1%	89	23.7%	5	2,153	27.8%	2	-
	0.00 to <0.10	3,320	1,642	75.0%	2,873	0.1%	29	23.1%	5	712	24.8%	1	-
	0.10 to <0.15	5,100	56	100.0%	4,881	0.1%	60	24.1%	4	1,441	29.5%	2	-
	0.15 to <0.25	-	-	-	-	-	-	-	-	-	-	-	-
	0.25 to <0.50	5,040	435	75.0%	3,511	0.4%	65	27.0%	4	1,751	49.9%	3	-
	0.50 to <0.75	415	5	75.0%	419	0.7%	5	31.7%	5	342	81.7%	1	-
	0.75 to <2.50	1,907	1,767	75.4%	2,747	1.3%	36	29.3%	5	2,450	89.2%	11	-
	0.75 to <1.75	1,596	1,212	75.6%	2,019	1.0%	29	27.2%	5	1,574	78.0%	6	-
	1.75 to <2.5	311	555	75.0%	727	2.0%	7	35.0%	5	876	120.4%	5	-
	2.50 to <10	1,132	580	75.0%	1,152	4.6%	21	25.3%	5	1,174	101.9%	13	-
	2.5 to <5	300	488	75.0%	386	3.0%	8	31.3%	5	450	116.8%	4	-
	5 to <10	832	91	75.0%	767	5.5%	13	22.3%	4	724	94.4%	9	-
	10 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <20	-	-	-	-	-	-	-	-	-	-	-	-
	20 to <30	-	-	-	-	-	-	-	-	-	-	-	-
	30 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	100 (Default)	786	10	75.0%	546	100.0%	18	43.3%	1	854	156.4%	200	-190
Sub-total corporates — specialised lending		**17,700**	**4,495**	**75.5%**	**16,130**	**4.1%**	**234**	**26.3%**	**5**	**8,724**	**54.1%**	**230**	**-190**
Total A-IRB (all exposure classes)		**98,060**	**21,193**	**75.1%**	**182,346**	**0.4%**	**264**	**2.3%**	**4**	**8,724**	**4.8%**	**230**	**-192**

Credit risk | 23

F-IRB	PD range	On-balance sheet exposures	Off-balance-sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years)	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
	a	b	c	d	e	f	g	h	i	j	k	l	m
Central governments and central banks													
	0.00 to <0.15	56,342	13,619	75.0%	61,796	0.0%	145	45.0%	3	10,447	16.9%	11	-
	0.00 to <0.10	55,741	13,586	75.0%	60,912	0.0%	141	45.0%	3	10,222	16.8%	11	-
	0.10 to <0.15	602	32	75.0%	885	0.1%	4	45.0%	3	225	25.5%	0	-
	0.15 to <0.25	-	-	-	-	-	-	-	-	-	-	-	-
	0.25 to <0.50	2,866	1,872	75.0%	6,089	0.2%	6	45.0%	3	2,825	46.4%	7	-
	0.50 to <0.75	-	-	-	148	0.4%	-	45.0%	3	100	67.3%	0	-
	0.75 to <2.50	257	100	75.0%	1,473	0.1%	5	45.0%	3	350	23.8%	1	-
	0.75 to <1.75	254	-	0%	1,395	0.1%	3	45.0%	3	257	18.4%	0	-
	1.75 to <2.5	3	100	75.0%	78	1.9%	2	45.0%	3	93	119.0%	1	-
	2.50 to <10	91	-	0.0%	1,512	3.9%	2	45.0%	3	1,970	130.3%	27	-
	2.50 to <5	-	-	-	115	0.3%	-	45.0%	3	55	47.6%	0	-
	5 to <10	91	-	0.0%	1,397	4.2%	2	45.0%	3	1,915	137.1%	27	-
	10 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <20	-	-	-	-	-	-	-	-	-	-	-	-
	20 to <30	-	-	-	-	-	-	-	-	-	-	-	-
	30 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	100 (Default)	168	-	0%	131	0.6%	6	45.0%	3	12	8.9%	0	-
Sub-total central governments and central banks		**59,724**	**15,590**	**75.0%**	**71,150**	**0.1%**	**164**	**45.0%**	**3**	**15,703**	**22.1%**	**46**	**0**

24 | June 2024 European Investment Bank Group Risk Management Disclosure Report

F-IRB	PD range	On-balance sheet exposures	Off-balance-sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years)	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
	a	b	c	d	e	f	g	h	i	j	k	l	m
Institutions													
	0.00 to <0.15	140,601	32,403	75.0%	117,948	0.1%	600	42.6%	3	29,019	24.6%	31	-
	0.00 to <0.10	119,330	27,733	75.0%	99,307	0.1%	502	43.4%	3	21,844	22.0%	21	-
	0.10 to <0.15	21,270	4,670	75.0%	18,640	0.1%	98	38.2%	3	7,175	38.5%	10	-
	0.15 to <0.25	-	-	-	-	-	-	-	-	-	-	-	-
	0.25 to <0.50	12,807	2,791	79.6%	11,213	0.3%	107	32.4%	3	4,177	37.2%	9	-
	0.50 to <0.75	148	-	0.0%	-	0.0%	1	0.0%	-	-	0.0%	-	-
	0.75 to <2.50	3,866	2,690	69.9%	4,232	1.1%	64	40.3%	3	3,659	86.5%	19	-2
	0.75 to <1.75	2,902	2,135	69.9%	2,975	0.9%	53	38.5%	3	2,253	75.7%	10	-2
	1.75 to <2.5	964	555	69.8%	1,257	1.6%	11	44.5%	3	1,406	111.9%	9	-1
	2.50 to <10	3,899	1,751	75.0%	1,084	3.3%	38	38.7%	3	1,130	104.2%	12	-
	2.50 to <5	480	1,404	75.0%	605	2.4%	12	44.9%	3	718	118.8%	6	-
	5 to <10	3,418	347	75.0%	479	4.5%	26	30.9%	3	412	85.8%	6	-
	10 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <20	-	-	-	-	-	-	-	-	-	-	-	-
	20 to <30	-	-	-	-	-	-	-	-	-	-	-	-
	30 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	100 (Default)	3,620	1,801	75.1%	1,013	85.9%	82	45.2%	3	25	2.5%	393	-43
Sub-total institutions		**164,940**	**41,436**	**75.0%**	**135,490**	**0.8%**	**892**	**41.7%**	**3**	**38,010**	**28.1%**	**464**	**-45**

Credit risk | 25

F-IRB	PD range	On-balance sheet exposures	Off-balance sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years)	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
	a	b	c	d	e	f	g	h	i	j	k	l	m
Corporates — Other													
	0.00 to <0.15	75,646	17,343	75.1%	86,736	0.1%	273	45%	3	26,743	30.8%	38	-
	0.00 to <0.10	57,835	11,372	74.6%	64,536	0.1%	181	45%	3	18,264	28.3%	25	-
	0.10 to <0.15	17,811	5,971	76.1%	22,199	0.1%	92	45%	3	8,479	38.2%	14	-
	0.15 to <0.25	-	-	-	-	-	-	-	-	-	-	-	-
	0.25 to <0.50	20,792	6,414	78.2%	25,087	0.3%	195	45%	3	14,866	59.3%	37	-
	0.50 to <0.75	175	50	75.0%	213	0.6%	4	45%	3	209	98.1%	1	-
	0.75 to <2.50	8,419	1,580	75.4%	5,975	1.2%	109	42%	3	5,300	88.7%	28	-1
	0.75 to <1.75	5,499	1,014	75.0%	3,301	0.9%	85	45%	3	3,036	92.0%	13	-
	1.75 to <2.5	2,920	565	76.2%	2,675	1.5%	24	39%	3	2,264	84.6%	15	-1
	2.50 to <10	2,156	1,000	75.0%	1,761	2.9%	73	45%	3	2,393	135.9%	23	-
	2.50 to <5	584	679	75.0%	1,039	3.1%	29	45%	3	1,717	165.3%	14	-
	5 to <10	1,573	321	75.0%	722	2.6%	44	45%	3	676	93.6%	8	-
	10 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <20	-	-	-	-	-	-	-	-	-	-	-	-
	20 to <30	-	-	-	-	-	-	-	-	-	-	-	-
	30 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	100 (Default)	1,306	674	56.1%	1,420	94.5%	118	45%	3	14	1.0%	603	-125
Sub-total corporates — other		**108,495**	**27,061**	**75.4%**	**121,191**	**1.3%**	**772**	**44.8%**	**3**	**49,524**	**40.9%**	**730**	**-126**

26 | June 2024 European Investment Bank Group Risk Management Disclosure Report

F-IRB	PD range	On-balance sheet exposures	Off-balance sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years)	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
	a	b	c	d	e	f	g	h	i	j	k	l	m
Corporates — Specialised Lending													
	0.00 to <0.15	-	-	-	-	-	-	-	-	-	-	-	-
	0.00 to <0.10	-	-	-	-	-	-	-	-	-	-	-	-
	0.10 to <0.15	-	-	-	-	-	-	-	-	-	-	-	-
	0.15 to <0.25	-	-	-	-	-	-	-	-	-	-	-	-
	0.25 to <0.50	-	-	0.0%	40	0.1%	-	45.0%	3	15	38.6%	0	-
	0.50 to <0.75	-	-	-	-	-	-	-	-	-	-	-	-
	0.75 to <2.50	-	-	0.0%	49	1.0%	-	45.0%	3	43	88.1%	0	-
	0.75 to <1.75	-	-	0.0%	49	1.0%	-	45.0%	3	43	88.1%	0	-
	1.75 to <2.5	-	-	-	-	-	-	-	-	-	-	-	-
	2.50 to <10	-	-	-	-	-	-	-	-	-	-	-	-
	2.50 to <5	-	-	-	-	-	-	-	-	-	-	-	-
	5 to <10	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <20	-	-	-	-	-	-	-	-	-	-	-	-
	20 to <30	-	-	-	-	-	-	-	-	-	-	-	-
	30 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	100 (Default)	-	-	0.0%	15	0.0%	-	45.0%	3	4	23.2%	0	-
Sub-total corporates — other		**-**	**-**	**0.0%**	**105**	**0.5%**	**-**	**45.0%**	**3**	**63**	**59.7%**	**0**	**-**
Total F-IRB (all exposure classes)		**333,159**	**84,087**	**75.1%**	**327,936**	**0.9%**	**1,828**	**43.6%**	**3**	**103,301**	**31.5%**	**1,241**	**-171**

Credit risk | 27

Template EU CR7 — IRB approach — Effect on the RWEAs of credit derivatives used as CRM techniques

This template shows the impact of credit risk derivatives on banks' capital requirements. As the EIB Group does not make use of credit risk derivatives, columns a) and b) of the template display the same figures.

		Pre-credit derivatives risk weighted exposure amount	Actual risk weighted exposure amount
	Amounts are in EUR million, unless otherwise indicated	a	b
1	**Exposures under F-IRB**	**103,302**	**103,302**
2	Central governments and central banks	15,703	15,703
3	Institutions	38,012	38,012
4	Corporates	49,587	49,587
4.1	*of which Corporates — SMEs*	-	-
4.2	*of which Corporates — Specialised lending*	63	63
5	**Exposures under A-IRB**	**8,724**	**8,724**
6	Central governments and central banks	-	-
7	Institutions	-	-
8	Corporates	8,724	8,724
8.1	*of which Corporates — SMEs*	-	-
8.2	*of which Corporates — Specialised lending*	8,724	8,724
9	Retail	-	-
9.1	*of which Retail — SMEs — Secured by immovable property collateral*	-	-
9.2	*of which Retail — non-SMEs — Secured by immovable property collateral*	-	-
9.3	*of which Retail — Qualifying revolving*	-	-
9.4	*of which Retail — SMEs — Other*	-	-
9.5	*of which Retail — Non-SMEs — Other*	-	-
10	**TOTAL (including F-IRB exposures and A-IRB exposures)**	**112,026**	**112,026**

28 | **June 2024 European Investment Bank Group Risk Management Disclosure Report**

Template EU CR7-A — IRB approach — Disclosure of the extent of the use of CRM techniques

These templates provide a detailed overview of the credit risk protection received on exposures treated under the IRB approach. The last two columns of the templates show the final RWEA by regulatory exposure class (obligor exposure class in column m) vs. credit protection provider in column n). From this edition of the report, the templates below also contain disclosures on credit risk protection under F-IRB. The Group is currently benefiting from a large amount of unfunded credit protection which, due to the substitution method, is not reported under columns k) and l) of the A-IRB template, while being reported in case of F-IRB template – in line with the EBA mapping tool. Amounts are in EUR million, unless otherwise indicated.

A-IRB		Total exposures	Credit risk Mitigation techniques											Credit risk Mitigation methods in the calculation of RWEAs	
			Funded credit Protection (FCP)									Unfunded credit Protection (UFCP)		RWEA without substitution effects (reduction effects only)	RWEA with substitution effects (both reduction and substitution effects)
			Part of exposures covered by **Financial Collaterals (%)**	Part of exposures covered by **Other eligible collaterals (%)**				Part of exposures covered by **Other funded credit protection (%)**				Part of exposures covered by **Guarantees (%)**	Part of exposures covered by **Credit Derivatives (%)**		
					Part of exposures covered by **Immovable property Collaterals (%)**	Part of exposures covered by **Receivables (%)**	Part of exposures covered by **Other physical collateral (%)**		Part of exposures covered by **Cash on deposit (%)**	Part of exposures covered by **Life insurance policies (%)**	Part of exposures covered by **Instruments held by a third party (%)**				
		a	b	c	d	e	f	g	h	i	j	k	l	m	n
1	Central governments and central banks	228,566	0.0%	-	-	-	-	-	-	-	-	-	-	-	-
2	Institutions	-		-	-	-	-	-	-	-	-	-	-	-	-
3	Corporates	16,130	1.5%	-	-	-	-	-	-	-	-	-	-	9,286	8,724
3.1	*Of which Corporates — SMEs*			-	-	-	-	-	-	-	-	-	-	-	-
3.2	*Of which Corporates — Specialised lending*	16,130	1.5%	-	-	-	-	-	-	-	-	-	-	9,286	8,724
3.3	*Of which Corporates — Other*	-	-	-	-	-	-	-	-	-	-	-	-	-	-
4	Retail	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Credit risk | 29

4.1	*Of which Retail — Immovable property SMEs*	-	-	-	-	-	-	-	-	-	-	-	-	-	-
4.2	*Of which Retail — Immovable property non-SMEs*	-	-	-	-	-	-	-	-	-	-	-	-	-	-
4.3	*Of which Retail — Qualifying revolving*	-	-	-	-	-	-	-	-	-	-	-	-	-	-
4.4	*Of which Retail — Other SMEs*	-	-	-	-	-	-	-	-	-	-	-	-	-	-
4.5	*Of which Retail — Other non-SMEs*	-	-	-	-	-	-	-	-	-	-	-	-	-	-
5	**Total**	**244,695**	**0.1%**											**9,286**	**8,724**

F-IRB		**Total exposures**	**Credit risk Mitigation techniques**											**Credit risk Mitigation methods in the calculation of RWEAs**	
			Funded credit Protection (FCP)									Unfunded credit Protection (UFCP)		**RWEA without substitution effects** (reduction effects only)	**RWEA with substitution effects** (both reduction and substitution effects)
			Part of exposures covered by **Financial Collaterals (%)**	Part of exposures covered by **Other eligible collaterals (%)**				Part of exposures covered by **Other funded credit protection (%)**				Part of exposures covered by **Guarantees (%)**	Part of exposures covered by **Credit Derivatives (%)**		
					Part of exposures covered by **Immovable property Collaterals (%)**	Part of exposures covered by **Receivables (%)**	Part of exposures covered by **Other physical collateral (%)**		Part of exposures covered by **Cash on deposit (%)**	Part of exposures covered by **Life insurance policies (%)**	Part of exposures covered by **Instruments held by a third party (%)**				
		a	b	c	d	e	f	g	h	i	j	k	l	m	n
1	Central governments and central banks	71,150	0.0%									42%	0%	10,950	15,703
2	Institutions	135,494	3.7%									56%	0%	40,274	38,012
3	Corporates	121,296	0.5%									30%	0%	51,514	49,587
3.1	*Of which Corporates — SMEs*	-	-	-	-	-	-	-	-	-	-	-	-	-	-

30 | **June 2024 European Investment Bank Group Risk Management Disclosure Report**

3.2 Of which Corporates — Specialised lending 105 0.0% - - - - - - - 0% 0% - 63 3.3 Of which Corporates — Other 121,191 0.5% - - - - - - - 30% 0% 51,514 49,524 4 Total 327,939 1.7% - - - - - - - 43% 0% 102,739 103,302  RWEA flow statements of credit risk exposures under the IRB approach This table presents a breakdown of the evolution of the credit risk RWEA under the IRB approach between the previous and current reporting period, which are in 2024 mainly driven by the annual recalibration of risk parameters (PDs and LGDs) and the implementation of the F-IRB. Amounts are in EUR million RWEA as at 31.12.2023 119,509 Asset size 1,377 Asset quality -830 Model updates -2,104 Methodology and policy -5,483 Other (including foreign exchange movements) -443 RWEA as at 30.06.2024 112,026  Credit risk | 31

3.4 Equity risk

Template EU CR10 — Specialised lending and equity exposures under the simple risk-weighted approach[12]

The template below focuses on equity exposures under the simple risk-weighted approach. Only a small part of the EIB Group equity exposures is treated under the simple risk-weighted approach as the bulk of this portfolio consists of investments in CIUs subject to the look-through, mandate based or fall-back approach (and hence reported in templates CR4 and CR5).

Amounts are in EUR million, unless otherwise indicated.

Equity exposures under the simple risk-weighted approach						
	On-balance sheet exposure	Off-balance sheet exposure	Risk weight	Exposure value	Risk-weighted exposure amount	Expected loss amount
Categories	a	b	c	d	e	f
Private equity exposures	-	-	190%	-	-	-
Exchange-traded equity exposures	-	-	290%	-	-	-
Other equity exposures	1,124	1,044	370%	2,168	8,023	52
Total	**1,124**	**1,044**		**2,168**	**8,023**	**52**

12 As the EIB Group's specialised lending activities (project finance portfolio) are not treated under the slotting approach, templates CR10.1-4 are not disclosed.

32 | June 2024 European Investment Bank Group Risk Management Disclosure Report

4 Counterparty credit risk

The below disclosure templates provide an overview of the exposures, RWEA and capital requirements the Group assumes with regard to counterparty credit risk.

Template EU CCR1 — Analysis of CCR exposure by approach

This template provides an overview of the exposures, RWEA and capital requirements related to counterparty credit risk by regulatory approach. Due to the use of EU-AD, the exposure values before and after correction for incurred losses linked to CVA, shown in columns g) and f) respectively are the same.

		a	b	c	d	e	f	g	h
Amounts are in EUR million, unless otherwise indicated		**Replacement cost (RC)**	**Potential future exposure (PFE)**	**EEPE**	**Alpha used for computing regulatory exposure value**	**Exposure value pre-CRM**	**Exposure value post-CRM**	**Exposure values**	**RWEA**
EU1	EU — Original Exposure Method (for derivatives)	-	-		1.4	-	-	-	-
EU2	EU — Simplified SA-CCR (for derivatives)	-	-		1.4	-	-	-	-
1	SA-CCR (for derivatives)	107	4,490		1.4	19,796	6,436	6,436	1,592
2	IMM (for derivatives and SFTs)			-	-	-	-	-	-
2a	*Of which securities financing transactions netting sets*			-		-	-	-	-
2b	*Of which derivatives and long settlement transactions netting sets*			-		-	-	-	-
2c	*Of which from contractual cross-product netting sets*			-		-	-	-	-
3	Financial collateral simple method (for SFTs)					-	-	-	-
4	Financial collateral comprehensive method (for SFTs)					22,017	5,173	5,173	458
5	VaR for SFTs					-	-	-	-
6	**Total**					**41,813**	**11,609**	**11,609**	**2,050**

Counterparty credit risk | 33

Template EU CCR2 — Transactions subject to own funds requirements for CVA risk

The template below provides an overview of the capital charge for CVA risk. Transactions subject to CVA capital requirements consist of OTC derivatives and SFTs (repos and reverse repos).

Amounts are in EUR million, unless otherwise indicated		a	b
		Exposure value	**RWEA**
1	Total transactions subject to the Advanced method	-	-
2	(i) VaR component (including the 3× multiplier)		-
3	(ii) stressed VaR component (including the 3× multiplier)		-
4	Transactions subject to the Standardised method	11,552	3,844
EU4	Transactions subject to the Alternative approach (Based on the Original Exposure Method)	-	-
5	**Total transactions subject to own funds requirements for CVA risk**	**11,552**	**3,844**

Template EU CCR3 — Standardised approach — CCR exposures by regulatory exposure class and risk weights

The template below shows a breakdown by risk weight of exposures subject to counterparty credit risk treated under the standardised approach. The amounts reported under the exposure class 'Institutions' relate to trades centrally cleared through a CCP in accordance with Article 107 of the CRR.

		Risk weight											
Amounts are in EUR million, unless otherwise indicated		a	b	c	d	e	f	g	h	i	j	k	l
Exposure classes		**0%**	**2%**	**4%**	**10%**	**20%**	**50%**	**70%**	**75%**	**100%**	**150%**	**Others**	**Total exposure value**
1	Central governments or central banks	-	-	-	-	-	-	-	-	-	-	-	-
2	Regional government or local authorities	-	-	-	-	-	-	-	-	-	-	-	-
3	Public sector entities	-	-	-	-	-	-	-	-	-	-	-	-
4	Multilateral development banks	-	-	-	-	-	-	-	-	-	-	-	-
5	International organisations	-	-	-	-	-	-	-	-	-	-	-	-
6	Institutions	-	584	-	-	-	-	-	-	-	-	-	584
7	Corporates	-	-	-	-	-	-	-	-	-	-	-	-
8	Retail	-	-	-	-	-	-	-	-	-	-	-	-
9	Institutions and corporates with a short-term credit	-	-	-	-	-	-	-	-	-	-	-	-
10	Other items	-	-	-	-	-	-	-	-	-	-	-	-
11	**Total exposure value**	**-**	**584**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**584**

34 | June 2024 European Investment Bank Group Risk Management Disclosure Report

Template EU CCR4 — IRB approach — CCR exposures by exposure class and PD scale

The templates below show a breakdown by PD bucket of exposures subject to CCR capital charge and treated under the IRB approach. From this edition of the report, the templates below contain exposure classes and PD scales under F-IRB. Internally unrated counterparties are included under the "100 (Default)" PD bucket. Amounts are in EUR million, unless otherwise indicated.

		a	b	c	d	e	f	g
A-IRB	**PD scale**	**Exposure value**	**Exposure weighted average PD (%)**	**Number of obligors**	**Exposure weighted average LGD (%)**	**Exposure weighted average maturity (years)**	**RWEA**	**Density of risk weighted exposure amounts**
Central government and central banks	0.00 to <0.15	5	0.1%	1	0.0%	5	-	0.0%
	0.15 to <0.25	-	-	-	-	-	-	-
	0.25 to <0.50	-	-	-	-	-	-	-
	0.50 to <0.75	-	-	-	-	-	-	-
	0.75 to <2.50	-	-	-	-	-	-	-
	2.50 to <10	-	-	-	-	-	-	-
	10 to <100	-	-	-	-	-	-	-
	100 (Default)	-	-	-	-	-	-	-
	Sub-total	5	0.1%	1	0.0%	5	-	0.0%
Total A-IRB (all CCR relevant exposure classes)		**5**	**0.1%**	**1**	**0.0%**	**5**	**-**	**0.0%**

		a	b	c	d	e	f	g
F-IRB	**PD scale**	**Exposure value**	**Exposure weighted average PD (%)**	**Number of obligors**	**Exposure weighted average LGD (%)**	**Exposure weighted average maturity (years)**	**RWEA**	**Density of risk weighted exposure amounts**
Central government and central banks	0.00 to <0.15	52	0.0%	2	45.0%	3	4	7.4%
	0.15 to <0.25	-	-	-	-	-	-	-
	0.25 to <0.50	-	-	-	-	-	-	-
	0.50 to <0.75	-	-	-	-	-	-	-
	0.75 to <2.50	-	-	-	-	-	-	-
	2.50 to <10	-	-	-	-	-	-	-
	10 to <100	-	-	-	-	-	-	-
	100 (Default)	-	-	-	-	-	-	-
	Sub-total	**52**	**0.0%**	**2**	**45.0%**	**3**	**4**	**7.4%**

Counterparty credit risk | 35

		a	b	c	d	e	f	g
F-IRB	**PD scale**	**Exposure value**	**Exposure weighted average PD (%)**	**Number of obligors**	**Exposure weighted average LGD (%)**	**Exposure weighted average maturity (years)**	**RWEA**	**Density of risk weighted exposure amounts**
Institutions	0.00 to <0.15	10,182	0.0%	49	45.0%	2	1,748	17.2%
	0.15 to <0.25	-	-	-	-	-	-	-
	0.25 to <0.50	-	-	-	-	-	-	-
	0.50 to <0.75	-	-	-	-	-	-	-
	q0.75 to <2.50	-	-	-	-	-	-	-
	2.50 to <10	-	-	-	-	-	-	-
	10 to <100	-	-	-	-	-	-	-
	100 (Default)	67	100.0%	1	45.0%	1	-	0%
	Sub-total	**10,249**	**0.7%**	**50**	**45.0%**	**2**	**1,748**	**17.1%**

		a	b	c	d	e	f	g
F-IRB	**PD scale**	**Exposure value**	**Exposure weighted average PD (%)**	**Number of obligors**	**Exposure weighted average LGD (%)**	**Exposure weighted average maturity (years)**	**RWEA**	**Density of risk weighted exposure amounts**
Corporates	0.00 to <0.15	1,303	0.1%	7	45.0%	2	299	22.9%
	0.15 to <0.25	-	-	-	-	-	-	-
	0.25 to <0.50	-	-	-	-	-	-	-
	0.50 to <0.75	-	-	-	-	-	-	-
	0.75 to <2.50	-	-	-	-	-	-	-
	2.50 to <10	-	-	-	-	-	-	-
	10 to <100	-	-	-	-	-	-	-
	100 (Default)	-	-	-	-	-	-	-
	Sub-total	**1,303**	**0.1%**	**7**	**45.0%**	**2**	**299**	**22.9%**
Total F-IRB (all CCR relevant exposure classes)		**11,604**	**0.6%**	**59**	**45.0%**	**2**	**2,050**	**17.7%**

36 | June 2024 European Investment Bank Group Risk Management Disclosure Report

Template EU CCR8 — Exposures to CCPs

The template below focuses on exposures to central counterparty clearing houses (CCPs) and provides a split of exposures vis-à-vis qualifying CCPs[13] *(as defined in point 88 of Article 4(1) of the CRR and Article 2(1) of Regulation (EU) 648/2012) and non-qualifying CCPs.*

		a	b
Amounts are in EUR million, unless otherwise indicated		**Exposure value**	**RWEA**
1	**Exposures to QCCPs (total)**		**12**
2	Exposures for trades at QCCPs (excluding initial margin and default fund contributions); of which	584	12
3	(i) OTC derivatives	-	-
4	(ii) Exchange-traded derivatives	-	-
5	(iii) SFTs	584	12
6	(iv) Netting sets where cross-product netting has been approved	-	-
7	Segregated initial margin	-	
8	Non-segregated initial margin	-	-
9	Prefunded default fund contributions	-	-
10	Unfunded default fund contributions	-	-
11	**Exposures to non-QCCPs (total)**		**-**
12	Exposures for trades at non-QCCPs (excluding initial margin and default fund contributions); of which	-	-
13	(i) OTC derivatives	-	-
14	(ii) Exchange-traded derivatives	-	-
15	(iii) SFTs	-	-
16	(iv) Netting sets where cross-product netting has been approved	-	-
17	Segregated initial margin	-	
18	Non-segregated initial margin	-	-
19	Prefunded default fund contributions	-	-
20	Unfunded default fund contributions	-	-

[13] The official list of CCPs authorised under Regulation (EU) 648/2012 (EMIR) is available on the ESMA website.

Counterparty credit risk | 37

5 Securitisation

Template EU-SEC1 — Securitisation exposures in the non-trading book

The template below provides a detailed overview of the securitisation exposure of the EIB Group. It shows the role played by the Group in the securitisation process and the type of underlying assets. All transactions originated or sponsored by the EIB Group benefit from a significant risk transfer (SRT), meaning that the Group can exclude part of the exposure that benefits from third-party credit protection from its capital requirements calculation.

		a	b	c	d	e	f	g	h	i	j	k	l	m	n	o
		Institution acts as originator							**Institution acts as sponsor**				**Institution acts as investor**			
		Traditional				**Synthetic**		**Sub-total**	**Traditional**		**Synthetic**	**Sub-total**	**Traditional**		**Synth-etic**	**Sub-total**
		STS		**Non-STS**												
Amounts are in EUR million, unless otherwise indicated			**of which SRT**		**of which SRT**		**of which SRT**		**STS**	**Non-STS**			**STS**	**Non-STS**		
1	**Total exposures**	-	-	-	-	**42,561**	**42,561**	**42,561**	-	**9**	**12,723**	**12,733**	-	**12,825**	**38**	**12,863**
2	**Retail (total)**	-	-	-	-	-	-	-	-	-	**8,331**	**8,331**	-	-	-	-
3	residential mortgage	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
4	credit card	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
5	other retail exposures[14]	-	-	-	-	-	-	-	-	-	8,331	8,331	-	-	-	-
6	re-securitisation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
7	**Wholesale (total)**	-	-	-	-	**42,561**	**42,561**	**42,561**	-	**9**	**4,392**	**4,402**	-	**12,825**	**38**	**12,863**
8	loans to corporates	-	-	-	-	42,558	42,558	42,558	-	9	4,392	4,402	-	12,825	38	12,863
9	commercial mortgage	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
10	lease and receivables	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
11	other wholesale	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
12	re-securitisation	-	-	-	-	3	3	3	-	-	-	-	-	-	-	-

[14] Exposures reported as other retail exposures are associated to intermediated bank lending to SMEs and consumer loans.

38 | June 2024 European Investment Bank Group Risk Management Disclosure Report

Template EU-SEC3 — Securitisation exposures in the non-trading book and associated regulatory capital requirements — institution acting as originator or sponsor

The template below focuses on securitisation instruments where the EIB Group acts as originator or sponsor and provides a breakdown of these exposures and related capital charge by risk weight and regulatory approach. The distribution of the portfolio by risk weight band is operated at the level of securitisation programmes rather than individual tranches.

		a	b	c	d	e	f	g	h	i	j	k	l	m	n	o	EU-p	EU-q
		Exposure values (by RW bands/deductions)					Exposure values (by regulatory approach)				RWEA (by regulatory approach)				Capital charge after cap			
	Amounts are in EUR million, unless otherwise indicated	≤20% RW	>20% to 50% RW	50% to 100% RW	>100% to <1250% RW	1250% RW/ deduct-ions	SEC-IRBA	SEC-ERBA (includ-ing IAA)	SEC-SA	1250% RW/ deduct-ions	SEC-IRBA	SEC-ERBA (includ-ing IAA)	SEC-SA	1250% RW	SEC-IRBA	SEC-ERBA (including IAA)	SEC-SA	1250% RW
1	**Total exposures**	**54,385**	**633**	**272**	**3**	**0**	**42,558**	**-**	**12,736**	**0**	**6,651**	**-**	**2,067**	**-**	**532**	**-**	**165**	**-**
2	**Traditional transactions**	**9**	**-**	**-**	**-**	**-**	**-**	**-**	**9**	**-**	**-**	**-**	**1**	**-**	**-**	**-**	**0**	**-**
3	Securitisation	9	-	-	-	-	-	-	9	-	-	-	1	-	-	-	0	-
4	Retail underlying	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
5	Of which STS	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6	Wholesale	9	-	-	-	-	-	-	9	-	-	-	1	-	-	-	0	-
7	Of which STS	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
8	Re-securitisation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
9	**Synthetic transactions**	**54,376**	**633**	**272**	**3**	**0**	**42,558**	**-**	**12,726**	**0**	**6,651**	**-**	**2,066**	**-**	**532**	**-**	**165**	**-**
10	Securitisation	54,376	633	272	-	0	42,558	-	12,723	0	6,651	-	2,043	-	532	-	163	-
11	Retail underlying	7,793	266	272	-	-	-	-	8,331	-	-	-	1,384	-	-	-	111	-
12	Wholesale	46,583	367	-	-	0	42,558	-	4,392	0	6,651	-	659	-	532	-	53	-
13	Re-securitisation	-	-	-	3	-	-	-	3	-	-	-	23	-	-	-	2	-

Securitisation | 39

Template EU-SEC4 — Securitisation exposures in the non-trading book and associated regulatory capital requirements — institution acting as investor

The template below focuses on securitisation instruments where the EIB Group acts as an investor and provides a breakdown of these exposures and related capital charge by risk weight and regulatory approach. The distribution of the portfolio by risk weight band is operated at the level of securitisation programmes rather than individual tranches.

		a	b	c	d	e	f	g	h	i	j	k	l	m	n	o	EU-p	EU-q
		Exposure values (by RW bands/deductions)					**Exposure values (by regulatory approach)**				**RWEA (by regulatory approach)**				**Capital charge after cap**			
	Amounts are in EUR million, unless otherwise indicated	**≤20% RW**	**>20% to 50% RW**	**50% to 100% RW**	**>100% to <1250% RW**	**1250% RW/ deduct-ions**	**SEC-IRBA**	**SEC-ERBA (includ-ing IAA)**	**SEC-SA**	**1250% RW/ deduct-ions**	**SEC-IRBA**	**SEC-ERBA (includ-ing IAA)**	**SEC-SA**	**1250% RW**	**SEC-IRBA**	**SEC-ERBA (includ-ing IAA)**	**SEC-SA**	**1250% RW**
1	**Total exposures**	**1,505**	**2,203**	**3,259**	**5,371**	**524**	**-**	**5,526**	**6,813**	**524**	**-**	**6,096**	**17,529**	**-**	**-**	**488**	**1,402**	**-**
2	**Traditional transactions**	**1,505**	**2,203**	**3,259**	**5,333**	**524**	**-**	**5,526**	**6,775**	**524**	**-**	**6,096**	**17,142**	**-**	**-**	**488**	**1,371**	**-**
3	Securitisation	1,505	2,203	3,259	5,333	524	-	5,526	6,775	524	-	6,096	17,142	-	-	488	1,371	-
4	Retail underlying	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
5	Of which STS	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6	Wholesale	1,505	2,203	3,259	5,333	524	-	5,526	6,775	524	-	6,096	17,142	-	-	488	1,371	-
7	Of which STS	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
8	Re-securitisation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
9	**Synthetic transactions**	**-**	**-**	**-**	**38**	**-**	**-**	**-**	**38**	**-**	**-**	**-**	**387**	**-**	**-**	**-**	**31**	**-**
10	Securitisation	-	-	-	38	-	-	-	38	-	-	-	387	-	-	-	31	-
11	Retail underlying	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
12	Wholesale	-	-	-	38	-	-	-	38	-	-	-	387	-	-	-	31	-
13	Re-securitisation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

40 | **June 2024 European Investment Bank Group Risk Management Disclosure Report**

Template EU-SEC5 — Exposures securitised by the institution — Exposures in default and specific credit risk adjustments

The following table provides, by asset type, a view on the overall securitised (on- and off-balance) exposures of the EIB Group where the Group acts as originator or sponsor before considering credit protection from third parties.

		a	b	c
		Exposures securitised by the institution — Institution acts as originator or as sponsor		
		Total outstanding nominal amount		Total amount of specific credit risk adjustments made during the period
Amounts are in EUR million, unless otherwise indicated			Of which exposures in default	
1	**Total exposures**	**109,576**[15]	**2,669**	**-16**
2	**Retail (total)**	**8,262**	**241**	**-**
3	residential mortgage	-	-	-
4	credit card	-	-	-
5	other retail exposures	8,262	241	-
6	re-securitisation	-	-	-
7	**Wholesale (total)**	**101,314**	**2,428**	**-16**
8	loans to corporates	99,063	2,428	-
9	commercial mortgage	-	-	-
10	lease and receivables	-	-	-
11	other wholesale	-	-	-
12	re-securitisation	2,251	-	-16

[15] These are outstanding securitised exposures for which the Group has acted as originator under either synthetic securitisation programmes or re-securitisations and relate to financial guarantees or off-and on-balance sheet exposures securitised in the context of mandate activities.

Securitisation | 41

6 Leverage ratio

Template EU LR2 — LRCom: Leverage ratio common disclosure

This template presents the constituents of the leverage ratio exposure metrics (denominator of the leverage ratio), overall leverage ratio and buffer requirements.

		CRR leverage ratio exposures	
		a	b
	Amounts are in EUR million, unless otherwise indicated	30.06.2024	31.12.2023
On-balance sheet exposures (excluding derivatives and SFTs)			
1	On-balance sheet items (excluding derivatives, SFTs, but including collateral)	520,408	512,055
2	Gross-up for derivatives collateral provided where deducted from the balance sheet assets pursuant to the applicable accounting framework	-	-
3	(Deductions of receivables assets for cash variation margin provided in derivatives transactions)	-	-
4	(Adjustment for securities received under securities financing transactions that are recognised as an asset)	-	-
5	(General credit risk adjustments to on-balance sheet items)	-	-91
6	(Asset amounts deducted in determining Tier 1 capital)	-2,138	-1,728
7	**Total on-balance sheet exposures (excluding derivatives and SFTs)**	**518,270**	**510,235**
Derivative exposures			
8	Replacement cost associated with SA-CCR derivatives transactions (ie net of eligible cash variation margin)	4,318	4,256
EU-8a	Derogation for derivatives: replacement costs contribution under the simplified standardised approach	-	-
9	Add-on amounts for potential future exposure associated with SA-CCR derivatives transactions	10,000	9,311
EU-9a	Derogation for derivatives: Potential future exposure contribution under the simplified standardised approach	-	-
EU-9b	Exposure determined under Original Exposure Method	-	-
10	(Exempted CCP leg of client-cleared trade exposures) (SA-CCR)	-	-
EU-10a	(Exempted CCP leg of client-cleared trade exposures) (simplified standardised approach)	-	-
EU-10b	(Exempted CCP leg of client-cleared trade exposures) (Original exposure method)	-	-
11	Adjusted effective notional amount of written credit derivatives	-	-
12	(Adjusted effective notional offsets and add-on deductions for written credit derivatives)	-	-
13	**Total derivatives exposures**	**14,318**	**13,567**
Securities financing transaction (SFT) exposures			
14	Gross SFT assets (with no recognition of netting), after adjustment for sales accounting transactions	24,052	23,419
15	(Netted amounts of cash payables and cash receivables of gross SFT assets)	0	2
16	Counterparty credit risk exposure for SFT assets	4,354	855
EU-16a	Derogation for SFTs: Counterparty credit risk exposure in accordance with Articles 429e(5) and 222 CRR	-	-
17	Agent transaction exposures	-	-
EU-17a	(Exempted CCP leg of client-cleared SFT exposure)	-	-

42 | June 2024 European Investment Bank Group Risk Management Disclosure Report

18	**Total securities financing transaction exposures**	**28,406**	**24,276**
Other off-balance sheet exposures			
19	Off-balance sheet exposures at gross notional amount	169,764	172,971
20	(Adjustments for conversion to credit equivalent amounts)	-58,411	-56.020
21	General provisions deducted in determining Tier 1 capital and specific provisions associated with off-balance sheet exposures	-	-
22	**Off-balance sheet exposures**	**111,353**	**116,951**
Excluded exposures			
EU-22a	(Exposures excluded from the leverage ratio total exposure measure in accordance with point (c) of Article 429a(1) CRR)	-	-
EU-22b	(Exposures exempted in accordance with point (j) of Article 429a (1) CRR (on and off balance sheet))	-	-
EU-22c	(Excluded exposures of public development banks (or units) – Public sector investments)	-	-
EU-22d	(Excluded exposures of public development banks (or units) – Promotional loans)	-	-
EU-22e	(Excluded passing-through promotional loan exposures by non-public development banks (or units)	-	-
EU-22f	(Excluded guaranteed parts of exposures arising from export credits)	-	-
EU-22g	(Excluded excess collateral deposited at triparty agents)	-	-
EU-22h	(Excluded CSD related services of CSD/institutions in accordance with point (o) of Article 429a(1) CRR)	-	-
EU-22i	(Excluded CSD related services of designated institutions in accordance with point (p) of Article 429a(1) CRR)	-	-
EU-22j	(Reduction of the exposure value of pre-financing or intermediate loans)	-	-
EU-22k	**(Total exempted exposures)**	**-**	**-**
Capital and total exposure measure			
23	**Tier 1 capital**	**80,628**	**79,320**
24	**Total exposure measure**	**672,346**	**665,029**
Leverage ratio			
25	Leverage ratio	12.0%	11.9%
EU-25	Leverage ratio (excluding the impact of the exemption of public sector investments and promotional loans) (%)	12.0%	11.9%
25a	Leverage ratio (excluding the impact of any applicable temporary exemption of central bank reserves)	12.0%	11.9%
26	Regulatory minimum leverage ratio requirement (%)	3.0%	3.0%
27	Leverage ratio buffer requirement[16]	0.0%	0.5%
EU-27a	Overall leverage ratio requirement (%)	3.0%	3.5%
Choice on transitional arrangements and relevant exposures			
EU-27b	Choice on transitional arrangements for the definition of the capital measure	N/A	N/A

16 The leverage ratio buffer requirement reported in this template relates to the self-imposed add-on for systemic relevance. Following the release of the self-imposed buffer for systemic relevance, the leverage ratio requirements have been updated accordingly in 2024.

Leverage ratio | 43

Template EU LR3 — LRSpl: Split-up of on balance sheet exposures (excluding derivatives, SFTs and exempted exposures)

This template provides a further breakdown of the total on-balance sheet leverage exposures separately by banking/trading book classification and exposure class.

		a
		CRR leverage ratio exposures
Amounts are in EUR million, unless otherwise indicated		30.06.2024
EU-1	**Total on-balance sheet exposures (excluding derivatives, SFTs, and exempted exposures), of which:**	**520,408**
EU-2	Trading book exposures	-
EU-3	Banking book exposures, of which:	520,408
EU-4	Covered bonds	6,708
EU-5	Exposures treated as sovereigns	140,084
EU-6	Exposures to regional governments, MDB, international organisations and PSE **not** treated as sovereigns	81,569
EU-7	Institutions	76,313
EU-8	Secured by mortgages of immovable properties	-
EU-9	Retail exposures	-
EU-10	Corporate	124,913
EU-11	Exposures in default	1,273
EU-12	Other exposures (e.g. equity, securitisations, and other non-credit obligation assets)	89,547

44 | June 2024 European Investment Bank Group Risk Management Disclosure Report

7 Liquidity risk

7.1 Liquidity coverage ratio (LCR)

Template EU LIQ1 — Quantitative information of LCR

The following template provides information on the components of the Group LCR. Data are presented as monthly averages over the last 12 months preceding each quarter end.[17]

		a	b	c	d	e	f	g	h
	Amounts are in EUR million, unless otherwise indicated	**Total unweighted value (average)**				**Total weighted value (average)**			
EU 1a	Quarter ending on (DD Month YYYY)	30.06.2024	31.03.2024	31.12.2023	30.09.2023	30.06.2024	31.03.2024	31.12.2023	30.09.2023
EU 1b	Number of data points used in the calculation of averages	12	12	12	12	12	12	12	12
HIGH-QUALITY LIQUID ASSETS									
1	Total high-quality liquid assets (HQLA)					53,535	55,372	60,883	67,554
2	Retail deposits and deposits from small business customers, of which:	-	-	-	-	-	-	-	-
3	*Stable deposits*	-	-	-	-	-	-	-	-
4	*Less stable deposits*	-	-	-	-	-	-	-	-
5	Unsecured wholesale funding	11,483	10,815	10,739	9,492	10,574	9,909	9,839	8,627
6	*Operational deposits (all counterparties) and deposits in networks of cooperative banks*	-	-	-	-	-	-	-	-
7	*Non-operational deposits (all counterparties)*	1,962	1,879	1,861	1,852	1,053	973	960	987
8	*Unsecured debt*	9,521	8,936	8,878	7,640	9,521	8,936	8,878	7,640
9	*Secured wholesale funding*					17	18	19	18
10	Additional requirements	139,892	135,914	132,959	129,445	21,236	20,904	20,519	20,019
11	*Outflows related to derivative exposures and other collateral requirements*	5,223	5,294	5,256	5,161	5,223	5,294	5,256	5,161
12	*Outflows related to loss of funding on debt products*	-	-	-	-	-	-	-	-

[17] This is the reason for the difference between the EIB Group LCR at 30.06.2024 in template EU LIQ1 and table EU LIQB.

Liquidity risk | 45

13	*Credit and liquidity facilities*	134,669	130,621	127,703	124,284	16,013	15,611	15,262	14,858
14	Other contractual funding obligations	910	703	803	872	910	703	803	872
15	Other contingent funding obligations	36,280	35,501	34,756	31,973	4,248	4,262	4,290	3,857
16	**TOTAL CASH OUTFLOWS**					**36,985**	**35,796**	**35,470**	**33,392**
CASH-INFLOWS									
17	Secured lending (e.g. reverse repos)	15,923	13,050	9,353	8,018	15,773	12,873	9,225	7,843
18	Inflows from fully performing exposures	7,593	7,790	7,621	7,037	6,532	6,713	6,550	5,772
19	Other cash inflows	1,697	1,827	963	840	1,697	1,827	963	840
EU-19a	(Difference between total weighted inflows and total weighted outflows arising from transactions in third countries where there are transfer restrictions or which are denominated in non-convertible currencies)					-	-	-	-
EU-19b	(Excess inflows from a related specialised credit institution)					-	-	-	-
20	**TOTAL CASH INFLOWS**	**25,213**	**22,667**	**17,937**	**15,894**	**24,002**	**21,413**	**16,739**	**14,455**
EU-20a	*Fully exempt inflows*	-	-	-	-	-	-	-	-
EU-20b	*Inflows subject to 90% cap*	-	-	-	-	-	-	-	-
EU-20c	*Inflows subject to 75% cap*	25,213	22,667	17,937	15,894	24,002	21,413	16,739	14,455
TOTAL ADJUSTED VALUE									
21	**LIQUIDITY BUFFER**					**53,535**	**55,372**	**60,883**	**67,554**
22	**TOTAL NET CASH OUTFLOWS**					**14,045**	**15,242**	**18,731**	**18,937**
23	**LIQUIDITY COVERAGE RATIO (%)**					**417.6%**	**408.5%**	**350.7%**	**398.3%**

46 | **June 2024 European Investment Bank Group Risk Management Disclosure Report**

Table EU LIQB — Qualitative information on LCR, which complements template EU LIQ1

Row number	Qualitative information	
(a)	Explanations on the main drivers of LCR results and the evolution of the contribution of inputs to the LCR's calculation over time.	The EIB Group LCR as at 30.06.2024 stands at 348%. Compared with December 2023, LCR decrease is driven by an increase in net cash outflows by EUR 6 billion, while the HQLA increased by EUR 12 billion over the course of the year, attributed to the increase in Level 1 assets. The main elements of the LCR denominator are loan cash flows (both inflows and outflows) and wholesale funding due redemptions. A significant part of the outflows is related to derivatives transactions and to additional collateral outflows that would result from the impact of an adverse market scenario on the Bank's derivatives transactions, which is calculated based on the regulatory 24 months historical look-back approach.
(b)	Explanations on the changes in the LCR over time.	The year-to-date LCR decrease is driven by a higher relative increase in net cash outflows compared to the increase in HQLA.
(c)	Explanations on the actual concentration of funding sources.	Given the Bank's business model, wholesale long-term funding primarily through bond issuance is the prevailing source to deploy its lending activities. The funding strategy of the EIB relies on the issuance of large and liquid benchmark transactions in the main currencies (EUR and USD). These benchmark transactions are complemented by targeted issuance offerings and prudent diversification of investors, currencies and markets. A growing issuance share comes in the form of Climate and Sustainability Awareness Bonds, whose proceeds are allocated to disbursements of projects contributing substantially to sustainability objectives, in line with evolving EU legislation on sustainable finance.
(d)	High-level description of the composition of the institution's liquidity buffer.	The HQLA (regulatory liquidity buffer) as of 30 June 2024 is primarily driven by Level 1 cash and reserves at the Central Bank and Level 1 proprietary securities.
(e)	Derivative exposures and potential collateral calls.	The main outflows, related to the derivative exposures, are in relation to the impact of an adverse market scenario on derivatives based on the 24 months historical look-back approach.
(f)	Currency mismatch in the LCR.	The LCR is monitored for significant currencies (EUR, GBP and USD as at 30.06.2024). Consistency of the currency denomination of its liquid assets with its net liquidity outflows is ensured by the EIB Group on an ongoing basis in order to prevent an excessive currency mismatch.
(g)	Other items in the LCR calculation that are not captured in the LCR disclosure template but that the institution considers relevant for its liquidity profile.	The Bank operates in a multicurrency environment and uses different settlement platforms and correspondent banks that impose time constraints within the day to perform the settlement of payments. As a result, the Bank is exposed to intra-day liquidity risk. The Bank actively manages its intra-day liquidity positions and risks to ensure that all payments and settlement obligations are met in a timely manner, under both normal and stressed conditions. In addition, several proactive and reactive mitigation actions have been implemented to manage this risk. The intra-day liquidity risk is monitored by the 1st and 2nd lines of defence on a daily and monthly basis, under both normal and stressed scenarios.

Liquidity risk | 47

7.2 Net stable funding ratio (NSFR)

Template EU LIQ2 — Net Stable Funding Ratio

The template below presents an overview of the calculation of the Group NSFR.

		30.06.2024				
		a	b	c	d	e
		Unweighted value by residual maturity				Weighted value
Amounts are in EUR million, unless otherwise indicated		No maturity	< 6 months	6 months to < 1yr	≥ 1yr	
Available stable funding (ASF) Items						
1	Capital items and instruments	82,766	-	-	-	82,766
2	*Own funds*	82,766	-	-	-	82,766
3	*Other capital instruments*		-	-	-	-
4	Retail deposits		-	-	-	-
5	*Stable deposits*		-	-	-	-
6	*Less stable deposits*		-	-	-	-
7	Wholesale funding:		52,983	31,672	363,311	379,873
8	*Operational deposits*		-	-	-	-
9	*Other wholesale funding*		52,983	31,672	363,311	379,873
10	Interdependent liabilities		-	-	-	-
11	Other liabilities:	7,552	16,899	160	3,813	3,893
12	*NSFR derivative liabilities*	7,552				
13	*All other liabilities and capital instruments not included in the above categories*		16,899	160	3,813	3,893
14	**Total available stable funding (ASF)**					**466,532**
Required stable funding (RSF) Items						
15	Total high-quality liquid assets (HQLA)					1,194
EU-15a	Assets encumbered for a residual maturity of one year or more in a cover pool		-	-	-	-
16	Deposits held at other financial institutions for operational purposes		-	-	-	-
17	Performing loans and securities:		45,793	22,361	400,507	346,418
18	*Performing securities financing transactions with financial customers collateralised by Level 1 HQLA subject to 0% haircut*		-	-	-	-
19	*Performing securities financing transactions with financial customers collateralised by other assets and loans and advances to financial institutions*		31,051	8,214	73,006	79,063
20	*Performing loans to non-financial corporate clients, loans to retail and small business customers, and loans to sovereigns, and PSEs, of which:*		14,563	13,718	309,817	252,020
21	*With a risk weight of less than or equal to 35% under the Basel II Standardised approach for credit risk*		5,286	4,829	127,324	87,818
22	*Performing residential mortgages, of which:*		-	-	-	-
23	*With a risk weight of less than or equal to 35% under the Basel II Standardised approach for credit risk*		-	-	-	-

48 | June 2024 European Investment Bank Group Risk Management Disclosure Report

		a	b	c	d	e
24	*Other loans and securities that are not in default and do not qualify as HQLA, including exchange-traded equities and trade finance on-balance sheet products*		179	429	17,684	15,335
25	Interdependent assets		-	-	-	-
26	Other assets:	-	7,729	339	22,815	23,682
27	*Physical traded commodities*				-	-
28	*Assets posted as initial margin for derivative contracts and contributions to default funds of CCPs*			-		-
29	*NSFR derivative assets*		-			-
30	*NSFR derivative liabilities before deduction of variation margin posted*		7,276			364
31	*All other assets not included in the above categories*		454	339	22,815	23,319
32	**Off-balance sheet items[18]**		**132,679**	**358**	**69,598**	**10,247**
33	**Total RSF**					**381,542**
34	**Net Stable Funding Ratio (%)**					**122.3%**

		31.12.2023				
		a	b	c	d	e
		Unweighted value by residual maturity				Weighted value
	Amounts are in EUR million, unless otherwise indicated	**No maturity**	**< 6 months**	**6 months to < 1yr**	**≥ 1yr**	
Available stable funding (ASF) Items						
1	Capital items and instruments	**81,049**	**-**	**-**	**-**	**81,049**
2	*Own funds*	81,049	-	-	-	81,049
3	*Other capital instruments*		-	-	-	-
4	Retail deposits		-	-	-	-
5	*Stable deposits*		-	-	-	-
6	*Less stable deposits*		-	-	-	-
7	Wholesale funding:		52,524	39,011	346,875	367,337
8	*Operational deposits*		-	-	-	-
9	*Other wholesale funding*		52,524	39,011	346,875	367,337
10	Interdependent liabilities		-	-	-	-
11	Other liabilities:	7,832	16,259	460	3,928	4,158
12	*NSFR derivative liabilities*	7,832				
13	*All other liabilities and capital instruments not included in the above categories*		16,259	460	3,928	4,158
14	**Total available stable funding (ASF)**					**452,544**
Required stable funding (RSF) Items						
15	Total high-quality liquid assets (HQLA)					1,007
EU-15a	Assets encumbered for a residual maturity of one year or more in a cover pool		-	-	-	-
16	Deposits held at other financial institutions for operational purposes		-	-	-	-
17	Performing loans and securities:		52,353	20,147	400,818	347,155
18	*Performing securities financing transactions with financial customers collateralised by Level 1 HQLA subject to 0% haircut*		-	-	-	-

[18] During 2024 the EIB Group revised the allocation methodology of the off-balance sheet items by maturity.

Liquidity risk | 49

19	*Performing securities financing transactions with financial customers collateralised by other assets and loans and advances to financial institutions*		37,175	6,158	75,532	81,171
20	*Performing loans to non-financial corporate clients, loans to retail and small business customers, and loans to sovereigns, and PSEs, of which:*		12,699	13,785	308,620	250,477
21	*With a risk weight of less than or equal to 35% under the Basel II Standardised approach for credit risk*		3,817	4,908	125,459	85,911
22	*Performing residential mortgages, of which:*		-	-	-	-
23	*With a risk weight of less than or equal to 35% under the Basel II Standardised approach for credit risk*		-	-	-	-
24	*Other loans and securities that are not in default and do not qualify as HQLA, including exchange-traded equities and trade finance on-balance sheet products*		2,479	204	16,666	15,508
25	Interdependent assets		-	-	-	-
26	Other assets:	-	8,416	438	21,432	22,440
27	*Physical traded commodities*				-	-
28	*Assets posted as initial margin for derivative contracts and contributions to default funds of CCPs*		-			-
29	*NSFR derivative assets*		-			-
30	*NSFR derivative liabilities before deduction of variation margin posted*		7,991			400
31	*All other assets not included in the above categories*		425	438	21,432	22,041
32	**Off-balance sheet items**		-	-	**204,452**	**10,963**
33	**Total RSF**					**381,566**
34	**Net Stable Funding Ratio (%)**					**118.6%**

8 Market risk

Template EU MR1 — Market risk under the standardised approach

The template below provides the breakdown of RWEAs for market risk under the standardised approach.

Amounts are in EUR million, unless otherwise indicated		a
		RWEAs
	Outright products	
1	Interest rate risk (general and specific)	-
2	Equity risk (general and specific)	-
3	Foreign exchange risk	1,583
4	Commodity risk	-
	Options	
5	Simplified approach	-
6	Delta-plus approach	-
7	Scenario approach	-
8	Securitisation (specific risk)	-
9	**Total**	**1,583**

50 | **June 2024 European Investment Bank Group Risk Management Disclosure Report**

9 Interest rate risk in the banking book

Template EU IRRBB1 — Interest rate risks of non-trading book activities

This template provides quantitative information on the impact of interest rate supervisory shocks scenarios on the change in the economic value of equity and net interest income, calculated on the basis of a set of common modelling and parametric assumptions as referred to in Article 98 (5a)(b) and (c) of the CRD. For further details on the underlying key modelling assumptions, please refer to the December 2023 GRMDR available on the EIB website.

Amounts are in EUR million, unless otherwise indicated		a	b	c	d
Supervisory shock scenarios		**Changes of the economic value of equity**		**Changes of the net interest income**	
		30.06.2024	**31.12.2023**	**30.06.2024**	**31.12.2023**
1	Parallel up	-4,722	-4,285	-5	81
2	Parallel down	5,029	5,721	-136	-227
3	Steepener	252	531		
4	Flattener	663	1,071		
5	Short rate up	-811	-162		
6	Short rate down	1,805	2,221		

Interest rate risk in the banking book | 51

10 Climate risk[19]

Template EU ESG1— Banking book — Climate change transition risk: Credit quality of exposures by sector, emissions and residual maturity

This template presents a breakdown of the EIB Group's non-financial corporation portfolio outstanding at end of June 2024 presenting details for sectors that highly contribute to climate change by counterparty NACE sector. Amounts are in EUR million unless otherwise indicated. The EIBG's largest exposure to high emitting sectors is towards the transport and energy sectors which have traditionally been major recipients of EIBG support.

	a	e	f	h	l	m	n	o	p
	Gross carrying amount		Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions		<= 5 years	> 5 years to <= 10 years	> 10 years <= 20 years	> 20 years	Average weighted maturity (years)
Sector/subsector		Of which non-performing exposures		Of which non-performing exposures					
Exposures towards sectors that highly contribute to climate change[20]	**163,798**	**1,997**	**-330**	**-330**	**29,215**	**44,634**	**59,388**	**30,561**	**13**
A - Agriculture, forestry and fishing	**389**	**15**	**-**	**-**	**10**	**297**	**81**	**-**	**8**
B - Mining and quarrying	**2,233**	**103**	**-**	**-**	**532**	**865**	**836**	**-**	**8**
B.05 - Mining of coal and lignite	-	-	-	-	-	-	-	-	-
B.06 - Extraction of crude petroleum and natural gas	1,426	-	-	-	204	520	702	-	9
B.07 - Mining of metal ores	659	103	-	-	221	345	92	-	7
B.08 - Other mining and quarrying	101	-	-	-	101	-	-	-	2
B.09 - Mining support service activities	47	-	-	-	6	-	41	-	9
C – Manufacturing	**18,690**	**658**	**-118**	**-118**	**9,024**	**8,216**	**1,430**	**19**	**5**
C.10 - Manufacture of food products	734	134	-0	-0	332	402	-	-	5
C.11 - Manufacture of beverages	56	-	-	-	42	14	-	-	5

19 The below set of templates has been prepared pursuant to Article 449a of the CRR and the related EBA ITS.

20 In accordance with the Commission Delegated Regulation (EU) 2020/1818 supplementing Regulation (EU) 2016/1011 as regards minimum standards for EU Climate Transition Benchmarks and EU Paris-aligned Benchmarks – Climate Benchmark Standards Regulation – Recital 6: Sectors listed in Sections A to H and Section L of Annex I to Regulation (EC) No 1893/2006.

52 | June 2024 European Investment Bank Group Risk Management Disclosure Report

C.12 - Manufacture of tobacco products	-	-	-	-	-	-	-	-	-
C.13 - Manufacture of textiles	-	-	-	-	-	-	-	-	-
C.14 - Manufacture of wearing apparel	129	-	-	-	129	-	-	-	1
C.15 - Manufacture of leather and related products	-	-	-	-	-	-	-	-	-
C.16 - Manufacture of wood and of products of wood and cork, except furniture; manufacture of articles of straw and plaiting materials	5	-	-	-	5	-	-	-	1
C.17 - Manufacture of pulp, paper and paperboard	905	8	-	-	181	535	190	-	8
C.18 - Printing and service activities related to printing	55	-	-	-	42	14	-	-	4
C.19 - Manufacture of coke oven products	305	-	-	-	183	63	60	-	7
C.20 - Production of chemicals	3,446	165	-108	-108	2,393	1,053	-	-	3
C.21 - Manufacture of pharmaceutical preparations	1,668	16	-7	-7	649	1,019	-	-	5
C.22 - Manufacture of rubber products	64	-	-	-	64	-	-	-	3
C.23 - Manufacture of other non-metallic mineral products	353	-	-	-	133	220	-	-	6
C.24 - Manufacture of basic metals	951	24	-0	-0	397	554	-	-	5
C.25 - Manufacture of fabricated metal products, except machinery and equipment	155	10	-0	-0	21	134	-	-	7
C.26 - Manufacture of computer, electronic and optical products	2,739	183	-0	-0	1,567	1,173	-	-	5
C.27 - Manufacture of electrical equipment	1,677	-	-	-	816	393	469	-	6
C.28 - Manufacture of machinery and equipment n.e.c.	2,607	-	-	-	788	1,566	253	-	6
C.29 - Manufacture of motor vehicles, trailers and semi-trailers	634	108	-0	-0	308	326	-	-	5
C.30 - Manufacture of other transport equipment	1,357	-	-	-	178	702	458	19	11
C.31 - Manufacture of furniture	10	-	-	-	10	-	-	-	4
C.32 - Other manufacturing	805	10	-2	-2	755	50	-	-	2
C.33 - Repair and installation of machinery and equipment	34	-	-	-	34	-	-	-	4

Climate risk | 53

D - Electricity, gas, steam and air conditioning supply	**43,456**	**268**	**-9**	**-9**	**8,711**	**14,165**	**17,447**	**3,133**	**11**
D35.1 - Electric power generation, transmission and distribution	27,149	0	-	-	4,938	9,927	9,808	2,476	11
D35.11 - Production of electricity	10,785	227	-9	-9	1,061	2,781	6,897	45	11
D35.2 - Manufacture of gas; distribution of gaseous fuels through mains	5,023	40	-0	-0	2,521	1,340	550	612	12
D35.3 - Steam and air conditioning supply	499	-	-	-	191	117	191	-	8
E - Water supply; sewerage, waste management and remediation activities	**15,325**	**224**	**-14**	**-14**	**1,054**	**4,526**	**5,617**	**4,128**	**16**
F - Construction	**9,699**	**270**	**-129**	**-129**	**553**	**1,282**	**4,542**	**3,322**	**16**
F.41 - Construction of buildings	3,684	191	-91	-91	301	139	2,037	1,207	17
F.42 - Civil engineering	5,465	80	-38	-38	252	960	2,383	1,871	16
F.43 - Specialised construction activities	549	-	-	-	-	183	122	244	16
G - Wholesale and retail trade; repair of motor vehicles and motorcycles	**1,430**	**13**	**-1**	**-1**	**736**	**693**	**-**	**-**	**5**
H - Transportation and storage	**62,566**	**448**	**-59**	**-59**	**7,030**	**11,429**	**26,216**	**17,891**	**15**
H.49 - Land transport and transport via pipelines	18,429	136	-7	-7	2,206	3,192	7,270	5,761	16
H.50 - Water transport	538	42	-	-	70	194	157	117	13
H.51 - Air transport	443	-	-	-	11	82	350	-	14
H.52 - Warehousing and support activities for transportation	42,258	269	-52	-52	3,885	7,921	18,439	12,013	16
H.53 - Postal and courier activities	897	-	-	-	858	40	-	-	3
I - Accommodation and food service activities	**35**	**-**	**-**	**-**	**14**	**11**	**11**	**-**	**8**
L - Real estate activities	9,976	-	-	-	1,550	3,149	3,209	2,068	13
Exposures towards sectors other than those that highly contribute to climate change	**60,334**	**598**	**-120**	**-120**	**18,116**	**15,655**	**16,635**	**9,929**	**11**
K - Financial and insurance activities	**21,294**	**84**	**-0**	**-0**	**5,613**	**8,746**	**5,781**	**1,153**	**9**
Exposures to other sectors (NACE codes J, M - U)	**39,041**	**514**	**-120**	**-120**	**12,503**	**6,908**	**10,854**	**8,776**	**12**
TOTAL	**224,132**	**2,595**	**-451**	**-451**	**47,331**	**60,288**	**76,023**	**40,489**	**12**

54 | **June 2024 European Investment Bank Group Risk Management Disclosure Report**

Template EU ESG4 — Banking book — Climate change transition risk: Exposures to top 20 carbon-intensive firms

This template shows EIBG's overall exposures – in Gross carrying amount – to the top 20 carbon-intensive firms based on the publicly available list established by the Climate Accountability Institute (Top 20 CO2e 2018 Table). The scope covers loans and advances, debt securities and equity instruments to non-financial corporations. To analyse the top 20 carbon-intensive firms, the Group has considered financing granted to any of the companies belonging to a group of connected clients included in the aforementioned list. The figures reported in the template refer to a single Climate Action and Environmental Sustainability operation, which is dedicated to the construction of low-carbon transportation infrastructure and thus contributes to the business transition of the company.

a	b	d	e
Gross carrying amount (aggregate) in EUR million	**Gross carrying amount towards the counterparties compared to total gross carrying amount (aggregate)**	**Weighted average maturity (years)**	**Number of top 20 polluting firms included**
80	0.04%	1.1	1

Climate risk | 55

Template EU ESG10 — Other climate change mitigating actions that are not covered in the EU Taxonomy

The purpose of this template is to disclose the stock of on-balance exposures as of end June 2024 that are not yet assessed as EU Taxonomy aligned but that still contribute to the Climate Change Mitigation and Adaptation objectives of the EU Taxonomy following other standards.

Different frameworks can be used to classify loan substitutes at the EIB under this template and therefore the table below presents bond categories under this dual view (first presenting debt securities according to the Green Bond Principles and Sustainability Bond guidelines issued by the International Capital Market Association, ICMA) and subsequently – for loan substitute only – under the internal CA&ES framework classification. For loans, the figures are reported according to the CA&ES classification. For further details on this system please refer to "Climate Bank Roadmap" and the "EIB Climate Action eligible sectors and eligible criteria" available on the EIB website.

"N/A" under the type of risk mitigated columns is indicated where the methodology for classification is still being developed.

a	b	c	d	e	f
Type of financial instrument	Type of counterparty	Gross carrying amount (EUR million)	Type of risk mitigated (Climate change transition risk)	Type of risk mitigated (Climate change physical risk)	Qualitative information on the nature of the mitigating actions
Bonds (e.g. green, sustainable, sustainability-linked under standards other than the EU standards)	Financial corporations	784	N/A	N/A	Bonds issued under the Green Bond Principles or Sustainability Bond Guidelines of ICMA (eligible use of the proceeds include renewable energy, green building, energy efficiency and climate change adaptation).
	Non-financial corporations	1,666			
	Households	-			
	Other counterparties	151			
	Financial corporations	3,050	Yes	Yes	Loan substitutes assessed as financing Climate Action & Environmental Sustainability following the Group's internal tracking methodology in place at the time of signature[21]
	Non-financial corporations	2,654			
	Households	-	No	No	
	Other counterparties	-	No	No	
Loans (e.g. green, sustainable, sustainability-linked under standards other than the EU standards)	Financial corporations	18,452	Yes	Yes	Loans assessed as financing Climate Action & Environmental Sustainability following the Group's internal tracking methodology in place at the time of signature[21]
	Non-financial corporations	88,261	Yes	Yes	
	Of which Loans collateralised by commercial immovable property	-	*No*	*No*	
	Households	-	No	No	
	Of which Loans collateralised by residential immovable property	-	*No*	*No*	
	Of which building renovation loans	-	*No*	*No*	
	Other counterparties	30,213	Yes	Yes	

[21] For operations signed until 2020, the Group was only tracking climate action (climate change mitigation and climate adaptation). Since 2021, the EIB Group has extended the tracking of its financing to include the four remaining environmental objectives of the EU Taxonomy.

56 | June 2024 European Investment Bank Group Risk Management Disclosure Report

11 Appendix

11.1 Appendix I — Extent and frequency of disclosures

The content of the disclosures in this report follows that specified in Article 433a of the CRR, applicable as BBP to the EIB. As an adaptation in line with its BBP Guiding Principles available on the EIB's official website, the EIB Group discloses information on a semi-annual basis compared to the quarterly frequency provided for by the CRR, as amended.

The current implementation of the semi-annual disclosures reflects the non-applicability or non-availability of certain templates, as follows:

- Non-relevance of certain templates due to the Group's business model, activities or the scope criteria of the template itself:

	Template	Justification
Regulatory capital	**EU CCR6** – Credit derivatives exposures	The EIB Group does not make use of credit derivatives.
	EU CCR7 – RWEA flow statements of CCR exposures under the IMM	The EIB Group does not use the Internal Model Method (IMM) for calculating counterparty credit risk (CCR) capital charge.
	EU-SEC2 – Securitisation exposures in the trading book	The EIB Group does not have a trading book.
	EU MR2-B – RWA flow statements of market risk exposures under the IMA	The EIB Group does not have a trading book.
	EU MR3 – IMA values for trading portfolios	
	EU MR4 – Comparison of VaR estimates with gains/losses	
Asset quality	**EU CR2a** – Changes in the stock of non-performing loans and advances and related net accumulated recoveries	These templates should only be disclosed by credit institutions whose NPL ratio is above 5%.
	EU CQ2 – Quality of forbearance	
	EU CQ6 – Collateral valuation – loans and advances	
	EU CQ7 – Collateral obtained by taking possession and execution processes	The template is not relevant to the Group as there has been no repossession of collateral in the recent past.
	EU CQ8 – Collateral obtained by taking possession and execution processes – vintage breakdown	
ESG	**EU ESG 2** – Banking book – Indicators of potential climate change transition risk: Loans collateralised by immovable property – Energy efficiency of the collateral	Immovable property collateral held by the EIBG is immaterial.

- Partial non-applicability of templates framed by the EIB's BBP Guiding Principles – certain templates were adapted by omitting/changing certain lines/columns in order to take into account the EIB's nature, policy mission, specific tasks, governance structure and business model[22]. Details on the various adaptations are provided in footnotes below the respective templates. Where applicable, certain data in the templates may also be omitted in cases of data unavailability/ongoing implementations.

[22] For instance, the data used to populate the disclosure templates are based on the statutory or consolidated accounts which are produced under EU-AD accounting standards. Consequently, certain parts of the templates designed to capture IFRS specific accounting elements/concepts are not applicable.

Appendix | 57

• Non-availability of templates due to ongoing data enhancement, implementation efforts and/or ongoing assessment of BBP applicability in line with BBP Guiding Principles:  EU LR1 – LRSum: Summary reconciliation of accounting assets and leverage ratio exposures EU CCR5 – Composition of collateral for CCR exposures EU CR3 – CRM techniques overview: Disclosure of the use of credit risk mitigation techniques EU CR8 – RWEA flow statements of credit risk exposures under the IRB approach EU ESG 3 – Banking book — Indicators of potential climate change transition risk: Alignment metrics EU ESG 5 – Banking book — Indicators of potential climate change physical risk: Exposures subject to physical risk EU ESG 6 – Summary of key performance indicators (KPIs) on the Taxonomy-aligned exposures EU ESG 7 – Mitigating actions: Assets for the calculation of GAR EU ESG 8 – GAR (%) 58 | June 2024 European Investment Bank Group Risk Management Disclosure Report

11.2 Appendix II — Abbreviations ASF Available Stable Funding (ASF): amount of liabilities and own funds calculated as per Article 428i et seq. of the Capital Requirements Regulation. AT1 Additional Tier 1 (Capital): one of the three elements composing regulatory own funds (together with the CET1 and T2). AT1 is composed of Additional Tier 1 items calculated as per Article 61 of the Capital Requirements Regulation. BBP Best Banking Practice CA&ES Climate Action & Environmental Sustainability, as per the EIBG’s internal terminology CCF Credit conversion factor: ratio of the currently undrawn amount of a commitment that could be drawn as per Article 4(1)(56) of the CRR, and which is used to convert part of the unused part of credit facilities and other off-balance sheet items into exposure at default amount. (Q)CCP (Qualifying) Central Counterparties (CCP) are financial institutions that facilitate trading of derivatives and equity products between counterparties, by becoming the buyer to every seller and the seller to every buyer, in order to reduce the risk in the contracts traded. A qualifying CCP is a CCP as defined by Article 4(1)(88) of the CRR and by Article 2(1) of Regulation (EU) 648/2012. CCR Counterparty Credit Risk (CCR) is the risk that the counterparty (usually of an over-the-counter derivatives transaction or securities financing transaction) defaults before the final settlement of the transaction’s cash flows, creating an economic loss for the institution. CET1 Common Equity Tier 1 (CET1) capital is one of the three elements composing regulatory own funds (together with AT1 and T2). CET1 is composed of the CET1 items representing the highest quality of regulatory capital, absorbing losses immediately when they occur and calculated as per Article 50 of the Capital Requirements Regulation. CIUs Collective Investment Undertakings, as defined in Article 4(1)(7) of the Capital Requirements Regulation. CRD Capital Requirements Directive or Directive 2013/36/EU of the European Parliament and of the Council, as amended from time to time. CRM Credit Risk Mitigation (CRM) means a technique used by banks to mitigate credit risk, as defined in Article 4(1)(57) of the CRR. CRR Capital Requirements Regulation or Regulation (EU) No 575/2013 of the European Parliament and of the Council, as amended from time to time. CSD Central Securities Depositories (CSD) are entities operating a securities settlement system and are responsible for the registration and safekeeping of securities as defined in Article 2(1)(1) of Regulation (EU) No 909/2014 of the European Parliament and of the Council of 23 July 2014, as amended from time to time. CVA Credit Value Adjustment (CVA) reflects the current market value of the credit risk of the counterparty to the institution as provided for under Article 381 of the CRR. EBA European Banking Authority EBRD European Bank for Reconstruction and Development EEPE Under the Internal Model Method, institutions shall calculate their exposure value to counterparty credit risk taking into consideration their Effective Expected Positive Exposure (EEPE) — a measure of the expected increase in the exposure value of the contract over a horizon of maximum one year. EIB European Investment Bank EIBG European Investment Bank Group EIF European Investment Fund ESG Environmental, Social, Governance EU European Union EU-AD EU Accounting Directives: Directive 2013/34/EU of the European Parliament and of the Council of 26 June 2013 on the annual financial statements, consolidated financial statements and related reports of certain types of undertakings, amending Directive 2006/43/EC of the European Parliament and of the Council and repealing Council Directives 78/660/EEC and 83/349/EEC Text with European Economic Area (EEA) relevance, as amended from time to time. GAR Green Asset Ratio GRMDR Group Risk Management Disclosure Report HQLA High-Quality Liquid Assets (HQLA) are assets of high liquidity and credit quality that can be easily and immediately converted into cash without significant loss of value, and which are part of the liquidity buffer as per Article 6 of Regulation (EU) No 2015/61 of 10 October 2014, as amended from time to time. ICMA International Capital Market Association IFRS International Financial Reporting Standards IMA The Internal Model Approach (IMA) is one of the regulatory approaches available to banks to quantify the required capital for market risk. This approach enables banks to use their own risk parameters to calculate a value at risk (VaR).  Appendix | 59

IMM The Internal Model Method (IMM) is one of the regulatory approaches available to banks to quantify required capital for counterparty credit risk. This approach enables banks to use their own risk parameters to quantify the required amount of capital for counterparty credit risk, subject to the explicit approval of their respective supervisors. IRB (A-IRB and F-IRB) The Internal Ratings Based (IRB) approach is one of the regulatory approaches available to banks to quantify the required capital for credit risk. This approach enables banks to use their own risk parameters to quantify the required amount of capital for credit risk, subject to the explicit approval of their respective supervisors. The difference between the Advanced and Foundation IRB (A-IRB and F-IRB) lies in the type of parameters modelled by banks; notably under the F-IRB, LGDs are not modelled. IRRBB Interest Rate Risk in the Banking Book: the current and prospective risk of a negative impact on the institution’s economic value of equity or net interest income, taking market value changes into account as appropriate, which arise from adverse movements in interest rates affecting interest rate-sensitive instruments, including gap risk, basis risk and option risk 23. ITS Implementing Technical Standards LCR The Liquidity Coverage Ratio (LCR) is a regulatory liquidity metric that aims to ensure that institutions maintain levels of liquidity buffers which are adequate to face any possible imbalance between liquidity inflows and outflows under severely stressed conditions over a period of 30 days, as provided for under Article 412(1) of the CRR. LGD Loss Given Default (LGD) is the ratio of the loss on an exposure due to the default of a counterparty as defined in Article 4(1)(55) of the CRR. MDB Multilateral Development Bank NPE Non-performing Exposures (NPE) are exposures considered to be non-performing as per Article 47a of the CRR. NPL Non-performing Loans are loans that qualify as non-performing exposures (‘NPE’). NSFR The Net Stable Funding Ratio (NSFR) is a regulatory liquidity metric that aims to limit overreliance on short-term wholesale funding and encourages better assessment of funding risk across all on- and off-balance sheet items, promoting funding stability. The NSFR is calculated as per Article 428b of the CRR. OTC Over-the-counter (OTC) contracts are derivatives contracts traded and negotiated directly between two parties (without going through an exchange). OTC derivatives also include transactions with central counterparties where contracts are based on novation. PD Probability of default (PD) of a counterparty over a one-year period, as defined in Article 4(1)(54) of the CRR. RSF The required amount of stable funding (RSF) is calculated in accordance with Articles 428p et seq. of the CRR. RWEA or RWA Risk-weighted exposure amounts (RWEA) or Risk-weighted amounts (RWA) represent a measure of the risks that a bank is exposed to through its assets and off-balance sheet items. SA-CCR The Standardised Approach for Counterparty Credit Risk (SA-CCR) is one of the regulatory approaches available to banks to calculate their Exposure at Default (EAD) of derivatives and long-settlement transaction exposure to counterparty credit risk based on the replacement cost and potential future exposure of the transactions. SEC-ERBA The Securitisation External Ratings Based Approach (SEC-ERBA) is one of the regulatory approaches available to banks to quantify required capital for securitisation exposures. This approach relies on a formula using as an input the exposure’s external credit rating. SEC-IAA The Securitisation Internal Assessment Approach (SEC-IAA) is a regulatory approach available to banks to quantify required capital for certain asset-backed commercial paper transactions. This approach relies on the institutions’ internal assessments of the credit quality of the transaction. SEC-IRBA The Securitisation IRB Approach (SEC-IRBA) is one of the regulatory approaches available to banks to quantify required capital for securitisation exposures. This approach relies on a formula using as an input the Bank’s own risk parameters calculated at the level of the underlying portfolio. SEC-SA The Securitisation Standardised Approach (SEC-SA) is one of the regulatory approaches available to banks to quantify required capital for securitisation exposures. This approach relies on a formula using as an input the exposure’s underlying portfolio delinquency rates and respective asset classes. SFTs Securities Financing Transactions (SFTs) are the financial operations listed in Article 4(1)(139) of the CRR, such as repurchase transaction (repo), buy-sell back/sell-buy back transaction or margin lending. SMEs Small and medium-sized enterprises, as defined by Commission Recommendation 2003/361. SRT Securitisations that meet the conditions for Significant Risk Transfer (SRT) as per Title 2, Chapter 5, Section 2 of the CRR. STS Simple, transparent and standardised: technical characteristics applicable to securitisation instruments, which are allowed to use that designation as per Article 18 of Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017, as amended from time to time. VaR Value at Risk (VaR) is a probabilistic method used to measure the potential loss in value of an asset over a given time period for a given distribution of historical returns and at a given confidence interval.  23 EBA GL/2022/14. 60 | June 2024 European Investment Bank Group Risk Management Disclosure Report

June 2024 European Investment Bank Group Risk Management Disclosure Report European Investment Bank Group © European Investment Bank, 10/2024 EN